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                                                                  Exhibit 10.22

                            STOCK PURCHASE AGREEMENT


                  This Stock Purchase Agreement (this "AGREEMENT") is made as of June 27, 2001, by and between Magna Entertainment Corp., a Delaware corporation ("BUYER"), and Arthur L. McFadden, an individual ("SELLER").

                                    RECITALS

                  1. Seller is the owner of the Premises and the sole stockholder of MKC Acquisition Co., an Oregon corporation (the "ACQUIRED COMPANY"), which owns and operates a greyhound dog racing and pari-mutuel wagering business known as Multnomah Greyhound Park;

                  2. Seller desires to sell, and Buyer desires to purchase, all of the issued and outstanding shares (the "Shares") of capital stock of the Acquired Company for the consideration and on the terms set forth in this Agreement; and

                  3. Seller desires to lease to Buyer, and Buyer desires to lease from Seller, the Premises for the consideration and on the terms set forth in the Lease Agreement.

                                    AGREEMENT

                  The parties, intending to be legally bound, hereby agree as follows:

1.       DEFINITIONS

                  For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

                  "ACQUIRED COMPANY" -- as defined in the Recitals.

                  "ACQUISITION LENDER INDEBTEDNESS" -- the indebtedness evidenced by (a) the promissory notes in the amounts of $2,850,000 from Seller to each of the Acquisition Lenders and (b) the promissory notes in the amounts of $300,000 from the Acquired Company to each of the Acquisition Lenders.

                  "ACQUISITION LENDERS" -- each of Multnomah Kennel Club, Inc., an Oregon corporation, and R.D. and Joan Dale Hubbard Foundation, a Texas non-profit corporation, and their respective successors and assigns.

                  "AFFILIATE" -- as to any Person, each Person directly or indirectly controlling or controlled by such Person. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or otherwise.

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                  "APPLICABLE CONTRACT" -- any Contract (a) under which the
Acquired Company has or may acquire any rights, (b) under which the Acquired Company has or may become subject to any obligation or liability, or (c) by which the Acquired Company, or any of the assets owned or used by it, is or may become bound.

                  "APPROVAL" -- any approval, authorization, consent, license, permit, qualification or registration, or any waiver of the foregoing, to be obtained from, or any notice, statement, or other communication to be filed with or delivered to, any Governmental Body or any other Person, pursuant to any Legal Requirement or any Contract.

                  "AUDITOR" -- as defined in Section 2.5(a)(iii).

                  "BALANCE SHEETS" -- as defined in Section 3.4.

                  "BUYER" -- as defined in the first paragraph of this Agreement.

                  "BUYER DISCLOSURE LETTER" -- the disclosure letter delivered by Buyer to Seller concurrently with the execution and delivery of this Agreement.

                  "BUYER FINANCIAL STATEMENTS" -- as defined in Section 4.4.

                  "BUYER SEC DOCUMENTS" -- as defined in Section 4.4.

                  "BUYER SHARES" -- that number of shares of Class A Subordinate Voting Stock, par value $0.01 per share, of Buyer having an aggregate value equal to $2,000,000, based on the average of the closing prices for such shares on the Nasdaq National Market over the 20-trading day period ending on the date three business days prior to the Closing Date.

                  "BUYER'S KNOWLEDGE" -- Buyer will be deemed to have knowledge of a particular fact or other matter if any individual who is serving as a director or senior executive officer of Buyer is actually aware of such fact or other matter.

                  "CLEANUP" -- as defined in the definition of Environmental, Health and Safety Liabilities.

                  "CLOSING" -- as defined in Section 2.3.

                  "CLOSING DATE" -- the date and time as of which the Closing actually takes place.

                  "COMMISSION" -- the Oregon Racing Commission.

                  "COMMON STOCK" -- as defined in Section 3.3.

                  "COMPETE" -- as defined in Section 5.10(a).

                  "CONTEMPLATED TRANSACTIONS" -- all of the transactions contemplated by this Agreement, including:

                  (a)      the sale of the Shares by Seller to Buyer;


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                  (b)      the execution, delivery and performance of the Lease
                           Agreement relating to the Premises by the parties thereto;

                  (c) the performance by Buyer and Seller of their respective covenants and obligations under this Agreement; and

                  (d) Buyer's acquisition and ownership of the Shares and exercise of control over the Acquired Company.

                  "CONTRACT" -- any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

                  "CURRENT ASSETS"-- cash and cash equivalents, accounts receivable, inventory and prepaid expenses of the Acquired Company.

                  "CURRENT LIABILITIES" -- accounts payable, accrued expenses, including all Taxes accrued, and all other liabilities of the Acquired Company with a maturity of less than 365 days from the date of determination.

                  "DAMAGES" -- as defined in Section 10.2.

                  "DEPOSIT" -- as defined in Section 2.2.

                  "DISCLOSURE LETTER" -- the disclosure letter delivered by Seller to Buyer concurrently with the execution and delivery hereof, for all purposes dated and effective as of the date hereof.

                  "ENCUMBRANCE" -- any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

                  "ENVIRONMENT" -- soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

                  "ENVIRONMENTAL, HEALTH AND SAFETY LIABILITIES" -- any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

                  (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

                  (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses;


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                  (c) financial responsibility for cleanup costs or corrective action, including any required investigation, cleanup, removal, containment, or other remediation or response actions ("CLEANUP") (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

                  (d) any other required compliance, corrective, investigative, or remedial measures.

The terms "removal," "remedial," and "response action" include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq., as amended.

                  "ENVIRONMENTAL LAW" -- any Legal Requirement that requires or relates to:

                  (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

                  (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

                  (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

                  (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

                  (e) protecting resources, species, or ecological amenities;

                  (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

                  (g) cleaning up pollutants that have been released, preventing the Threat of Release, or paying the costs of such clean up or prevention; or

                  (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

                  "ERISA" -- the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that act or any successor law.

                  "FACILITIES" -- any real property, leaseholds, or other interests currently owned, leased or operated by the Acquired Company, and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned, leased or operated by the Acquired Company.


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                  "FINAL WORKING CAPITAL" -- as defined in Section 2.5(b).

                  "FINAL WORKING CAPITAL STATEMENT" -- as defined in Section 2.5(a)(iv).

                  "GAAP" -- generally accepted United States accounting principles, applied on a basis consistent with the basis on which the Balance Sheets and the other financial statements referred to in Section 3.4 were prepared.

                  "GAMING SHARES" -- as defined in Section 5.11(b).

                  "GOVERNMENTAL BODY" -- any:

                  (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

                  (b) federal, state, local, municipal, foreign, or other government;

                  (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

                  (d)      multi-national organization or body; or

                  (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

                  "HAZARDOUS ACTIVITY" -- the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or the Acquired Company.

                  "HAZARDOUS MATERIALS" -- any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

                  "INDEMNIFIED PERSONS" -- as defined in Section 10.2.

                  "INTELLECTUAL PROPERTY ASSETS" -- as defined in Section 3.22.

                  "INTERIM BALANCE SHEET" -- as defined in Section 3.4.

                  "IRC" -- the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code of 1986 or any successor law.


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                  "IRS" -- the United States Internal Revenue Service or any
successor agency, and, to the extent relevant, the United States Department of the Treasury.

                  "LEASE AGREEMENT" -- as defined in Section 7.4.

                  "LEGAL REQUIREMENT" -- any Order and any Governmental Body's constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

                  "LONG-TERM LIABILITIES" -- all liabilities and obligations of the Acquired Company other than Current Liabilities.

                  "MARKS" -- as defined in Section 3.22(a)(i).

                  "MATERIAL CONTRACT" -- as defined in Section 3.17(a).

                  "NET TAX BENEFIT" -- as defined in Section 10.6(b).

                  "NON-COMPETITION PERIOD" -- as defined in Section 5.10(a).

                  "OBJECTION NOTICE" -- as defined in Section 2.5(a)(ii).

                  "OCCUPATIONAL SAFETY AND HEALTH LAW" -- any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

                  "ORDER" -- any award, decision, injunction, judgment, order, demand, requirement, ruling, subpoena, or verdict entered, issued, made, or rendered by any Governmental Body or by any arbitrator.

                  "ORDINARY COURSE OF BUSINESS" -- an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person.

                  "ORGANIZATIONAL DOCUMENTS" -- (a) the articles or certificate of incorporation and the bylaws or code of regulation of a corporation; (b) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (c) any amendment to any of the foregoing.

                  "PERSON" -- any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

                  "PLAN" -- as defined in Section 3.13(a).



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                  "POST-CLOSING PERIOD" -- all taxable periods of the Acquired
Company beginning after the Closing Date.

                  "PRE-CLOSING PERIOD" -- all taxable periods of the Acquired Company ending on or before the Closing Date.

                  "PRELIMINARY WORKING CAPITAL STATEMENT" -- as defined in
Section 2.5(a)(i).

                  "PREMISES" -- the real property and the buildings thereon owned by Seller on which Multnomah Greyhound Park is presently operated, as such property shall be more particularly described in the Lease Agreement.

                  "PROCEEDING" -- any action, arbitration, audit, hearing, investigation, litigation, proceeding, inquiry or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

                  "PURCHASE PRICE" -- as defined in Section 2.2.

                  "PURCHASE PRICE ADJUSTMENT" -- as defined in Section 2.5(b).

                  "REGISTRATION RIGHTS AGREEMENT" -- the registration rights agreement executed and delivered by Seller and Buyer on the Closing Date, substantially in the form attached hereto as Exhibit 7.4(c), as such agreement may thereafter be amended, amended and restated, supplemented or otherwise modified from time to time.

                  "RELATED PERSON" -- with respect to a particular individual:

                  (a) each other member of such individual's Family;

                  (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

                  (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

                  (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

                  With respect to a specified Person other than an individual:

                  (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

                  (b) any Person that holds a Material Interest in such specified Person;

                  (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);


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                  (d) any Person in which such specified Person holds a Material
Interest;

                  (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

                  (f) any Related Person of any individual described in clause
(b) or (c).

                  For purposes of this definition, (a) the "FAMILY" of an individual includes (i) the individual, (ii) the individual's spouse and former spouses, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "MATERIAL INTEREST" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 50% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 50% of the outstanding equity securities or equity interests in a Person.

                  "RELEASE" -- any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

                  "REPAIR LIABILITIES" -- as defined in Section 5.11(a).

                  "REPRESENTATIVE" -- with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

                  "SEC" -- the federal Securities and Exchange Commission.

                  "SECTION 338(H)(10) ELECTION" -- as defined in Section
11.1(a).

                  "SECTION 338(H)(10) ELECTION TAX RETURNS" -- as defined in
Section 11.1(a).

                  "SECURITIES ACT" -- the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that act or any successor law.

                  "SELLER" -- as defined in the first paragraph of this Agreement.

                  "SELLER'S KNOWLEDGE" -- Seller will be deemed to have knowledge of a particular fact or other matter if Seller or any individual who is serving as a director or senior executive officer of the Acquired Company is actually aware of such fact or other matter.

                  "SHARES" -- as defined in the Recitals of this Agreement.

                  "STRADDLE PERIOD" -- as defined in Section 11.2(a).

                  "STRADDLE PERIOD TAX LIABILITY" -- as defined in Section 11.2(a).

                  "SUBCHAPTER S ELECTION" -- the election under Section 1362(a) of the IRC, and under any similar provisions of state, local or foreign law.


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                  "SUBSIDIARY" -- with respect to any Person (the "OWNER"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred), are held by the Owner or one or more of its Subsidiaries.

                  "TAX" -- any tax (including any income tax, capital gains tax, value-added tax, sales tax, property tax, gift tax, or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Governmental Body or payable pursuant to any tax-sharing agreement or any other Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or fee.

                  "TAX CONTROVERSY" -- any audit, contest, claim, proceeding or inquiry with respect to Taxes, or items of income, gain, loss, deduction and credit, of the Acquired Company.

                  "TAX RETURN" -- any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

                  "TERRITORY" -- as defined in Section 5.10(a).

                  "THREAT OF RELEASE" -- a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

                  "THREATENED" -- a claim, Proceeding, dispute, action, Order, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

                  "TRADE SECRETS" -- as defined in Section 3.22(a)(v).

                  "TREASURY REGULATION" -- with respect to any referenced provision, such provision of the regulations of the United States Department of the Treasury or any successor provision.

                  "WORKING CAPITAL" -- as of any date, the amount determined by subtracting Current Liabilities, as of such date, from Current Assets, as of such date, as calculated in accordance with GAAP consistently applied.


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2.       SALE AND TRANSFER OF SHARES; CLOSING

2.1      SHARES

         Subject to the terms and conditions of this Agreement, at the Closing, Seller will sell and transfer the Shares to Buyer, and Buyer will purchase the Shares from Seller.

2.2      PURCHASE PRICE

(a) The purchase price for the Shares will be $5,971,548, payable $3,971,548 in cash and the remainder in Buyer Shares (the "PURCHASE PRICE"). Buyer shall pay the cash portion of the Purchase Price in installments as follows:

                  (i) Buyer shall pay to Seller upon execution hereof $50,000 in immediately available funds (the "DEPOSIT") as a good faith deposit of a portion of the Purchase Price; and

                  (ii) On the Closing Date, Buyer shall pay to Seller in immediately available funds the remaining $3,921,548 of the cash portion of the Purchase Price.

         (b) Seller shall be entitled to retain the Deposit in full if:

                  (i) Seller terminates this Agreement pursuant to Section
         9.1(a);

                  (ii) Buyer terminates this Agreement pursuant to Section 9.1(b), solely upon a failure of any or all of the conditions set forth in Section 7.3 (Consents) (provided that such failure is due solely to a condition, defect or characteristic of Buyer which is reasonably within its control), Section 7.5 (No Proceedings), Section 7.7 (No Prohibition), Section 7.8 (Approvals) (provided that, in the case of a failure of the condition set forth in Section 7.8(b), such failure is due solely to a condition, defect or characteristic of Buyer which is reasonably within its control), Section 7.9(a) (Portland Meadows Lease, Etc.), Section 7.10 (Title Insurance), or Section 7.11 (No Injunction);

                  (iii) Seller terminates this Agreement pursuant to Section 9.1(c), upon a failure of any condition set forth in Section 8.1 (Accuracy of Representations), Section 8.2 (Buyer's Performance),
         Section 8.3 (Additional Documents), or Section 8.6 (No Claim Regarding Buyer Shares);

                  (iv) the parties terminate this Agreement pursuant to Section 9.1(d); or

                  (v) Seller terminates this Agreement pursuant to Section
         9.1(e).

         If Seller is not entitled to retain the Deposit in full pursuant to the foregoing sentence, Seller shall promptly and fully refund such amount to Buyer in immediately available funds.

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2.3      CLOSING

                  The purchase and sale (the "CLOSING") provided for in this Agreement will take place at the offices of Seller's counsel at 425 Columbia Park Building, 1099 SW Columbia Street, Portland, Oregon, at 10:00 a.m. (local time) on the later of (i) October 26, 2001 or (ii) the date that is five business days following the satisfaction of all conditions precedent to Closing listed in Section 7 and Section 8, or at such other time and place as the parties may agree. Subject to the provisions of Section 9, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.3 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

2.4      CLOSING OBLIGATIONS

         At the Closing:

             (a) Seller will deliver to Buyer:

                  (i) certificate(s) representing the Shares, duly endorsed (or accompanied by duly executed stock powers) for transfer to Buyer;

                  (ii) a certificate executed by Seller to the effect that each of Seller's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date (giving full effect to any supplements to the Disclosure Letter that were delivered by Seller to Buyer prior to the Closing Date in accordance with Section 5.5); and

                  (iii) all other items required to be delivered to Buyer by Seller pursuant to the terms of Section 7; and

             (b) Buyer will deliver to Seller:

                  (i) $3,921,548 in immediately available funds by wire transfer to the account specified by Seller;

                  (ii) a certificate representing the Buyer Shares;

                  (iii) a certificate executed by Buyer to the effect that each of Buyer's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date (giving full effect to any supplements to the Buyer Disclosure Letter that were delivered by Buyer to Seller prior to the Closing Date in accordance with Section 6.3); and

                  (iv) all other items required to be delivered to Seller by Buyer pursuant to the terms of Section 8.


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         2.5      POST-CLOSING ADJUSTMENT OF PURCHASE PRICE

                  (a) (i) Within 30 calendar days after the Closing Date, Seller shall cause to be prepared and delivered to Buyer a draft statement of the Working Capital as of the Closing Date (the "PRELIMINARY WORKING CAPITAL STATEMENT").

                           (ii) If Buyer has any objections to the Preliminary Working Capital Statement, it will deliver a written notice describing in reasonable detail its objections to Seller within 30 calendar days after delivery of the Preliminary Working Capital Statement (the "OBJECTION NOTICE"). If Buyer does not deliver an Objection Notice to Seller as provided in this paragraph, the Preliminary Working Capital Statement shall constitute the Final Working Capital Statement.

                           (iii) If Buyer timely delivers an Objection Notice, Buyer and Seller will use their reasonable efforts to resolve any objections set forth in the Objection Notice. If a final resolution is not obtained within 14 calendar days after delivery of the Objection Notice to Seller, a certified public accounting firm mutually agreeable to Buyer and Seller (the "AUDITOR") will resolve any remaining such objections. The Auditor shall, upon a review of the Preliminary Working Capital Statement and consideration of Buyer's objections thereto, resolve any such objections that have not been resolved by Buyer and Seller, revise the Preliminary Working Capital Statement (which, as so revised, shall constitute the Final Working Capital Statement), determine the Purchase Price Adjustment (if any), and communicate the foregoing to Buyer and Seller in writing as promptly as reasonably practical following the date of its receipt of such dispute. The Auditor's determination of the amount of the Purchase Price Adjustment will be final and binding upon Buyer and Seller, absent manifest error. Buyer and Seller will each cooperate fully with the Auditor and will share equally in the payment of all fees of the Auditor incurred in the resolution of such objections.

                           (iv) If Buyer and Seller resolve any objections without resort to the Auditor, the Preliminary Working Capital Statement will be revised as appropriate to reflect such resolution and will constitute the Final Working Capital Statement. The statement of Working Capital as of the Closing Date finally determined in accordance with this Section 2.5(a) (the "FINAL WORKING CAPITAL STATEMENT") will be conclusive and binding upon the parties hereto.

                  (b) If the Working Capital shown on the Final Working Capital Statement (the "FINAL WORKING CAPITAL") is greater than $0, the Purchase Price shall be increased by one dollar for every dollar by which the Final Working Capital exceeds such amount (the "PURCHASE PRICE INCREASE"), and Buyer shall pay to Seller an amount in cash equal to the Purchase Price Increase by wire transfer of immediately available funds to such account or accounts specified by Seller. To the extent the Final Working Capital is less than $0, the Purchase Price shall be reduced by one dollar for every dollar by which the Final Working Capital is less than such amount (the "PURCHASE PRICE REDUCTION"), and Seller shall pay to Buyer an amount in cash equal to the Purchase Price Reduction by

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wire transfer of immediately available funds to such account or accounts specified by Buyer. Whichever is applicable of the Purchase Price Increase and the Purchase Price Reduction is referred to herein as the "PURCHASE PRICE ADJUSTMENT." The Purchase Price Adjustment, if any, shall be paid, within (i) seven days of the determination of the Final Working Capital Statement, if such Final Working Capital Statement is determined in accordance with Section 2.5(a)(iii) or Section 2.5(a)(iv), or (ii) the 45th day after delivery to Buyer of the Preliminary Working Capital Statement, if the Final Working Capital Statement is determined in accordance with Section 2.5(a)(ii).

3.       REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Buyer as follows:

         3.1 ORGANIZATION AND GOOD STANDING

                  (a) PART 3.1 of the Disclosure Letter contains a complete and accurate list of the Acquired Company's name, jurisdiction of incorporation, other jurisdictions in which it is authorized to do business, and capitalization (including the identity of each stockholder and the number of shares held by each). The Acquired Company is a corporation duly organized, validly existing and active on the records of the Corporation Division of the Office of the Secretary of State of the State of Oregon, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. Neither the Acquired Company's ownership or use of the properties owned or used by it, nor the nature of the activities conducted by it, requires qualification to do business as a foreign corporation under the laws of any state or other jurisdiction.

                  (b) Seller has delivered to Buyer copies of the Organizational Documents of the Acquired Company, as currently in effect.

         3.2 AUTHORITY; NO CONFLICT

                  (a) This Agreement constitutes the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as the enforceability may be limited by the application of bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally or judicial limits on the right of specific performance. Seller has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and to perform its obligations under this Agreement.

                  (b) Except as set forth in PART 3.2 of the Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

                         (i) contravene, conflict with, or result in a violation
of (A) any provision of the Organizational Documents of the Acquired Company, or
(B) any resolution adopted by the board of directors or the stockholder of the Acquired Company;

                         (ii) to Seller's Knowledge, contravene, conflict with,
or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement to which the Acquired Company or Seller, or any of the assets owned or used by the Acquired Company, may be subject;

                         (iii) to Seller's Knowledge, contravene, conflict with,
or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Approval that is held by Seller or the Acquired Company or that otherwise relates to the business of, or any of the assets owned or used by, the Acquired Company;

                         (iv) cause any of the assets owned by the Acquired
Company to be reassessed or revalued by any taxing authority or other Governmental Body;

                         (v) contravene, conflict with, or result in a violation
or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or

                         (vi) result in the imposition or creation of any
Encumbrance upon or with respect to any of the assets owned or used by the Acquired Company.

Except as set forth in PART 3.2 of the Disclosure Letter, neither Seller nor the Acquired Company is or will be required to give any notice to or obtain any Approval from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         3.3 CAPITALIZATION

                  (a) The total authorized equity securities of the Acquired Company consist of 1,000 shares of common stock, without par value (the "COMMON STOCK"), of which 100 shares are issued and outstanding on the date hereof. As of the Closing Date, there will be 259 shares of Common Stock issued and outstanding, all of which will constitute the Shares. Seller is the record and beneficial owner and holder of all shares of Common Stock outstanding on the date hereof and will be the record and beneficial owner and holder of the Shares on the Closing Date, in each case free and clear of all Encumbrances, subject only to restrictions as to marketability imposed by securities laws.

                  (b) No legend or other reference to any purported Encumbrance appears upon any certificate representing the Shares, except for a legend relating to the restricted nature of the Shares under federal and state securities laws. All of the Shares have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in PART 3.3(b) of the Disclosure Letter, there are no Contracts relating to the issuance, sale, or transfer of Common Stock or any other equity securities (including convertible notes or other instruments convertible into Common Stock or right to acquire Common Stock) of the Acquired Company, or pursuant to which the Acquired Company has granted any option, warrant or other right to any Person to acquire shares of Common Stock or any other securities of, or equity interests in, the Acquired Company. None of the outstanding equity securities or other securities of the Acquired Company was issued in violation of the Securities Act or any other Legal Requirement. Except as set forth in PART 3.3(b) of the Disclosure Letter, the Acquired Company does not own, or have any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business. PART 3.3(b) of the Disclosure Letter sets forth for each entity listed thereon, to Seller's Knowledge for each such entity which is not a Subsidiary of the Acquired Company, its name, type of entity, the jurisdiction and date of its incorporation or organization, its authorized capital stock, the number and type of its issued and outstanding shares of capital stock, the current ownership of such shares, any preemptive rights with respect thereto, any options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of such entity or obligating such entity to issue or sell any shares of its capital stock or any other equity interests, and any stockholders agreements to which the Acquired Company is a party with respect thereto.

         3.4 FINANCIAL STATEMENTS

                  (a) Seller has delivered to Buyer: (i) balance sheets of the Acquired Company as at December 31 in each of the years 1998, 1999 and 2000 (including the notes thereto, the "BALANCE SHEETS"), and the related statements of income, changes in stockholders' equity, and cash flow for each of the fiscal years then ended, together with the report thereon of Brandt & Horstmann, P.C., independent certified public accountants, including in each case the notes thereto, and (ii) an unaudited balance sheet of the Acquired Company as at March 31, 2001 (the "INTERIM BALANCE SHEET") and the related unaudited statements of income, changes in stockholders' equity, and cash flow for the three months then ended, including in each case the notes thereto.

                  (b) The Balance Sheets and the Interim Balance Sheet fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Acquired Company as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of the Interim Balance Sheet, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the Balance Sheets); the financial statements referred to in this Section 3.4 reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements. No financial statements of any Person are required by GAAP to be included in the financial statements of the Acquired Company, other than those included.

         3.5 BOOKS AND RECORDS

         The books of account, records of corporate proceedings and other records of the Acquired Company, true, correct and complete copies of which have been provided to Buyer, are complete and correct in all material respects and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The records of corporate proceedings of the Acquired Company contain accurate and complete records of all material actions taken by the stockholder and the Board of Directors of the

Acquired Company. At the Closing, all of those books and records will be in the possession of the Acquired Company.

         3.6 TITLE TO PROPERTIES; ENCUMBRANCES

                  (a) PART 3.6 of the Disclosure Letter contains a complete and accurate list of all real property, leaseholds, or other interests therein owned by the Acquired Company. Seller has delivered or made available to Buyer copies of the deeds and other instruments (as recorded) by which the Acquired Company acquired such real property and interests, and copies of all title insurance policies, opinions, abstracts, and surveys in the possession of Seller or the Acquired Company and relating to such property or interests. The Acquired Company owns (with good and marketable title in the case of real property, subject only to liens for property taxes and governmental assessments not yet delinquent or payable, zoning and land use laws, and claims, liens, rights of way, easements, and other encumbrances of record, none of which would prohibit or make materially more expensive the operation of the Premises as a greyhound racetrack consistent with its historical use) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) presently located in the facilities owned or operated by the Acquired Company, including all of the properties and assets reflected in the Balance Sheets and the Interim Balance Sheet (except for the Premises and those assets held under capitalized leases disclosed or not required to be disclosed in PART 3.6 or PART 3.17(a) of the Disclosure Letter and personal property sold since the date of the Balance Sheets and the Interim Balance Sheet, as the case may be, in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by the Acquired Company since the date of the Interim Balance Sheet (except for personal property acquired and sold since the date of the Interim Balance Sheet in the Ordinary Course of Business and consistent with past practice).

                  (b) All material properties and assets reflected in the Balance Sheets and the Interim Balance Sheet are free and clear of all Encumbrances and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except, with respect to all such properties and assets: (i) mortgages or security interests shown on the Balance Sheets or the Interim Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (ii) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the Interim Balance Sheet (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (iii) liens for current taxes not yet due, and (iv) with respect to real property (A) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of the Acquired Company, (B) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto and (C) claims, liens, rights of way, easements and other encumbrances of record. To Seller's Knowledge, all buildings, plants, and structures owned or used by the Acquired Company lie wholly within the boundaries of the real property owned or leased by the Acquired Company and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person.

         3.7 CONDITION AND SUFFICIENCY OF ASSETS

         To Seller's Knowledge, the buildings, plants, structures, and equipment of the Acquired Company are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The building, plants, structures, and equipment of the Acquired Company are sufficient for the continued conduct of the Acquired Company's business after the Closing in substantially the same manner as conducted prior to the Closing.

         3.8 ACCOUNTS RECEIVABLE

         All accounts receivable of the Acquired Company that are reflected on the Balance Sheets or the Interim Balance Sheet or on the accounting records of the Acquired Company as of the Closing Date (collectively, the "ACCOUNTS RECEIVABLE") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date, to Seller's Knowledge, current and collectible net of the respective reserves shown on the Balance Sheets or the Interim Balance Sheet or on the accounting records of the Acquired Company as of the Closing Date (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing Date, will not represent a greater percentage of the Accounts Receivable as of the Closing Date than the reserve reflected in the Interim Balance Sheet represented of the Accounts Receivable reflected therein and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging). PART 3.8 of the Disclosure Letter contains a complete and accurate list of all Accounts Receivable as of the date of the Interim Balance Sheet, which list sets forth the aging of such Accounts Receivable.

         3.9 INVENTORY

         All inventory of the Acquired Company, whether or not reflected in the Balance Sheets or the Interim Balance Sheet, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Balance Sheets or the Interim Balance Sheet or on the accounting records of the Acquired Company as of the Closing Date, as the case may be. All inventories not written off have been priced at the lower of cost or market on a first in, first out basis. The quantities of each item of inventory are not excessive, but are reasonable in the present circumstances of the Acquired Company.

         3.10 NO UNDISCLOSED LIABILITIES

         Except as set forth in PART 3.10 of the Disclosure Letter, the Acquired Company has no material liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for Current Liabilities and Long-Term Liabilities reflected or reserved against in the Interim Balance Sheet and Current Liabilities incurred in the Ordinary Course of Business since the date thereof.

         3.11 TAXES

                  (a) The Acquired Company has filed or caused to be filed (on a timely basis since March 9, 1998) all Tax Returns that are or were required to be filed by or with respect to it, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements. Seller has delivered to Buyer copies of, and PART 3.11 of the Disclosure Letter contains a complete and accurate list of, all such Tax Returns relating to income or franchise taxes filed since March 9, 1998. The Acquired Company has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Seller or the Acquired Company, except such Taxes, if any, as are listed in PART 3.11 of the Disclosure Letter and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Balance Sheets and the Interim Balance Sheet.

                  (b) No United States federal or state income Tax Returns of the Acquired Company have been audited by the IRS or relevant state tax authorities. There have been no adjustments to the United States federal income Tax Returns filed by the Acquired Company or any group of corporations including the Acquired Company for any taxable years. Neither Seller nor the Acquired Company (i) has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of the Acquired Company or for which the Acquired Company may be liable, or (ii) has received any notice from any Governmental Body in respect of any Tax or Tax Return.

                  (c) The charges, accruals, and reserves with respect to Taxes on the books of the Acquired Company are adequate (determined in accordance with GAAP) and are at least equal to the Acquired Company's liability for Taxes. There exists no proposed Tax assessment against the Acquired Company, except as disclosed in the Balance Sheets or in PART 3.11 of the Disclosure Letter. No consent to the application of Section 341(f)(2) of the IRC has been filed with respect to any property or assets held, acquired, or to be acquired by the Acquired Company. All Taxes that the Acquired Company is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

                  (d) All Tax Returns filed by (or that include on a consolidated basis) the Acquired Company are true, correct, and complete. There is no Tax sharing agreement that will require any payment by the Acquired Company after the date of this Agreement.

         3.12 NO MATERIAL ADVERSE CHANGE

         Except as set forth in PART 3.12 of the Disclosure Letter, since the date of the Interim Balance Sheet, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of the Acquired Company, and no event has occurred or circumstance exists that may result in such a material adverse change.

         3.13 EMPLOYEE BENEFITS

                  (a) As used in this Section 3.13, the following terms have the meanings set forth below.

                  "COMPANY OTHER BENEFIT OBLIGATION" means an Other Benefit Obligation owed, adopted, or followed by the Acquired Company or an ERISA Affiliate of the Acquired Company.

                  "COMPANY PLAN" means all Plans of which the Acquired Company or an ERISA Affiliate of the Acquired Company is or was a Plan Sponsor, or to which the Acquired Company or an ERISA Affiliate of the Acquired Company otherwise contributes or has contributed within the past 5 years, or in which the Acquired Company or an ERISA Affiliate of the Acquired Company otherwise participates or has participated within the past 5 years. All references to Plans are to Company Plans unless the context requires otherwise.

                  "ERISA AFFILIATE" means, with respect to the Acquired Company, any other person that, together with such company, would be treated as a single employer under IRC Section 414.

                  "MULTI-EMPLOYER PLAN" has the meaning given in ERISA Section 3(37)(A).

                  "OTHER BENEFIT OBLIGATIONS" means all obligations, arrangements, or customary practices, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, or agents, other than obligations, arrangements, and practices that are Plans. Other Benefit Obligations include consulting agreements under which the compensation paid does not depend upon the amount of service rendered, sabbatical policies, severance payment policies, and fringe benefits within the meaning of IRC Section 132.

                  "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

                  "PENSION PLAN" has the meaning given in ERISA Section 3(2)(A).

                  "PLAN" has the meaning given in ERISA Section 3(3).

                  "PLAN SPONSOR" has the meaning given in ERISA Section
3(16)(B).

                  "QUALIFIED PLAN" means any Plan that meets or purports to meet the requirements of IRC Section 401(a), other than Multi-Employer Plans.

                  "TITLE IV PLANS" means all Pension Plans that are subject to Title IV of ERISA, 29 U.S.C. Section 1301 et seq., other than Multi-Employer Plans.

                  "VEBA" means a voluntary employees' beneficiary association under IRC Section 501(c)(9).

                 (b)

                         (i) PART 3.13(b)(i) of the Disclosure Letter contains a
complete and accurate list of all Company Plans and Company Other Benefit Obligations and identifies as such all Company Plans that are Qualified Plans or Multi-Employer Plans.

                         (ii) PART 3.13(b)(ii) of the Disclosure Letter sets
forth, for each Multi-Employer Plan, as of its last valuation date, the amount of potential withdrawal liability of the Acquired Company and the Acquired Company's other ERISA Affiliates, calculated according to information made available pursuant to ERISA Section 4221(e).

                         (iii) PART 3.13(b)(iii) of the Disclosure Letter sets
forth a calculation of the liability of the Acquired Company for post-retirement benefits other than pensions, made in accordance with Financial Accounting Statement 106 of the Financial Accounting Standards Board, regardless of whether the Acquired Company is required by this Statement to disclose such information.

                         (iv) PART 3.13(b)(iv) of the Disclosure Letter sets
forth the financial cost of all obligations owed under any Company Plan or Company Other Benefit Obligation that is not subject to the disclosure and reporting requirements of ERISA.

                  (c) Seller have delivered to Buyer, or will deliver to Buyer within ten days of the date of this Agreement:

                         (i) all documents that set forth the terms of each
Company Plan and Company Other Benefit Obligation and of any related trust, including (A) all plan descriptions and summary plan descriptions of Company Plans for which Seller or the Acquired Company are required to prepare, file, and distribute plan descriptions and summary plan descriptions, and (B) all summaries and descriptions furnished to participants and beneficiaries regarding Company Plans and Company Other Benefit Obligations for which a plan description or summary plan description is not required;

                         (ii) all personnel, payroll, and employment manuals and
policies;

                         (iii) all collective bargaining agreements pursuant to
which contributions have been made or obligations incurred (including both pension and welfare benefits) by the Acquired Company and the ERISA Affiliates of the Acquired Company, and all collective bargaining agreements pursuant to which contributions are being made or obligations are owed by such entities;

                         (iv) a written description of any Company Plan or
Company Other Benefit Obligation that is not otherwise in writing;

                         (v) all registration statements filed with respect to
any Company Plan;

                         (vi) all insurance policies purchased by or to provide
benefits under any Company Plan;

                         (vii) all contracts with third party administrators,
actuaries, investment managers, consultants, and other independent contractors that relate to any Company Plan or Company Other Benefit Obligation;

                         (viii) all reports submitted within the four years
preceding the date of this Agreement by third party administrators, actuaries, investment managers, consultants, or other independent contractors with respect to any Company Plan or Company Other Benefit Obligation;

                         (ix) the Form 5500 filed in each of the most recent
three plan years with respect to each Company Plan, including all schedules thereto and the opinions of independent accountants;

                         (x) all notices that were given by the Acquired Company
or any ERISA Affiliate of the Acquired Company or any Company Plan to the IRS, the PBGC, or any participant or beneficiary, pursuant to statute, within the four years preceding the date of this Agreement, including notices that are expressly mentioned elsewhere in this Section 3.13;

                         (xi) all notices that were given by the IRS, the PBGC,
or the Department of Labor to the Acquired Company, any ERISA Affiliate of the Acquired Company, or any Company Plan within the four years preceding the date of this Agreement; and

                         (xii) with respect to Qualified Plans, the most recent
determination letter for each such Plan of the Acquired Company.

                  (d) Except as set forth in PART 3.13(d) of the Disclosure
Letter:

                         (i) The Acquired Company has performed all of its
obligations under all Company Plans and Company Other Benefit Obligations. The Acquired Company has made appropriate entries in its financial records and statements for all obligations and liabilities under such Plans and Obligations that have accrued but are not due.

                         (ii) No statement, either written or oral, has been
made by the Acquired Company to any Person with regard to any Plan or Other Benefit Obligation that was not in accordance with the Plan or Other Benefit Obligation and that could have an adverse economic consequence to the Acquired Company or to Buyer.

                         (iii) The Acquired Company, with respect to all Company
Plans and Company Other Benefits Obligations, is, and each Company Plan and Company Other Benefit Obligation is, in full compliance with ERISA, the IRC, and other applicable Legal Requirements including the provisions of such Legal Requirements expressly mentioned in this Section 3.13, and with any applicable collective bargaining agreement.

                              (A) No transaction prohibited by ERISA Section 406
and no "prohibited transaction" under IRC Section 4975(c) have occurred with respect to any Company Plan for which Acquired Company would have any liability.

                              (B) Neither Seller nor Acquired Company has any
liability to the IRS with respect to any Plan, including any liability imposed by Chapter 43 of the IRC.

                              (C) All filings required by ERISA and the IRC as
to each Plan have been timely filed, and all notices and disclosures to participants required by either ERISA or the IRC have been timely provided.

                              (D) All contributions and payments made or accrued
with respect to all Company Plans and Company Other Benefit Obligations are deductible under IRC Section 162 or Section 404. No amount, or any asset of any Company Plan is subject to tax as unrelated business taxable income.

                         (iv) Each Company Plan can be terminated within thirty
days, without payment of any additional contribution or amount and without the vesting or acceleration of any benefits promised by such Plan.

                         (v) No event has occurred or circumstance exists that
could result in a material increase in premium costs of Company Plans and Company Other Benefit Obligations that are insured, or a material increase in benefit costs of such Plans and Obligations that are self-insured.

                         (vi) Other than claims for benefits submitted by
participants or beneficiaries, no claim against, or legal proceeding involving, any Company Plan or Company Other Benefit Obligation is pending or, to Seller's Knowledge, is Threatened.

                         (vii) No Company Plan is a Title IV Plan, a plan
subject to IRC Section 412 or a VEBA.

                         (viii) Each Qualified Plan of the Acquired Company is
qualified in form and operation under IRC Section 401(a); each trust for each such Plan is exempt from federal income tax under IRC Section 501(a). No event has occurred or circumstance exists that will or could give rise to disqualification or loss of tax-exempt status of any such Plan or trust.

                         (ix) Neither the Acquired Company nor any ERISA
Affiliate of the Acquired Company has ever established, maintained, or contributed to or otherwise participated in, or had an obligation to maintain, contribute to, or otherwise participate in, any Multi-Employer Plan.

                         (x) Neither the Acquired Company nor any ERISA
Affiliate of the Acquired Company has withdrawn from any Multi-Employer Plan with respect to which there is any outstanding liability as of the date of this Agreement. No event has occurred or circumstance exists that presents a risk of the occurrence of any withdrawal from, or the participation, termination, reorganization, or insolvency of, any Multi-Employer Plan that could result in any liability of either the Acquired Company or Buyer to a Multi-Employer Plan.

                         (xi) Neither the Acquired Company nor any ERISA
Affiliate of the Acquired Company has received notice from any Multi-Employer Plan that it is in reorganization or is insolvent, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, or that such Plan intends to terminate or has terminated.

                         (xii) No Multi-Employer Plan to which the Acquired
Company or any ERISA Affiliate of the Acquired Company contributes or has contributed is a party to any pending merger or asset or liability transfer or is subject to any proceeding brought by the PBGC.

                         (xiii) Except to the extent required under ERISA
Section 601 et seq. and IRC Section 4980B, the Acquired Company does not provide health or welfare benefits for any retired or former employee nor is it obligated to provide health or welfare benefits to any active employee following such employee's retirement or other termination of service.

                         (xiv) The Acquired Company has the right to modify and
terminate benefits to retirees (other than pensions) with respect to both retired and active employees.

                         (xv) Seller and the Acquired Company have complied with
the provisions of ERISA Section 601 et seq. and IRC Section 4980B.

                         (xvi) No payment that is owed or may become due to any
director, officer, employee, or agent of the Acquired Company will be non-deductible to the Acquired Company or subject to tax under IRC Section 280G or Section 4999; nor will the Acquired Company be required to "gross up" or otherwise compensate any such person because of the imposition of any excise tax on a payment to such person.

                         (xvii) The consummation of the Contemplated
Transactions will not result in the payment, vesting, or acceleration of any benefit.

         3.14 COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS

                  (a) Except as set forth in PART 3.14 of the Disclosure Letter:

                         (i) the Acquired Company is, and at all times since
March 9, 1998 has been, in compliance in all respects with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets, except for violations and failures to comply that would not, individually or in the aggregate, have a material adverse effect on the business, operations, assets, condition, or prospects of the Acquired Company and

                         (ii) the Acquired Company has not received, at any time
since March 9, 1998, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of the Acquired Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

                  (b) PART 3.14 of the Disclosure Letter contains a complete and accurate list of each Approval that is held by the Acquired Company or that otherwise relates to the business of, or to any of the assets owned or used by, the Acquired Company. Each Approval listed or required to be listed in PART 3.14 of the Disclosure Letter is valid and in full force and effect. Except as set forth in PART 3.14 of the Disclosure Letter:

                         (i) the Acquired Company is, and at all times since
March 9, 1998 has been, in compliance in all material respects with all of the terms and requirements of each Approval identified or required to be identified in PART 3.14 of the Disclosure Letter;

                         (ii) to Seller's Knowledge, no event has occurred or
circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Approval listed or required to be listed in PART 3.14 of the Disclosure Letter, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Approval listed or required to be listed in PART 3.14 of the Disclosure Letter;

                         (iii) the Acquired Company has not received, at any
time since March 9, 1998, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Approval, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Approval; and

                         (iv) all applications required to have been filed for
the renewal of the Approvals listed or required to be listed in PART 3.14 of the Disclosure Letter have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Approvals have been duly made on a timely basis with the appropriate Governmental Bodies.

The Approvals listed in PART 3.14 of the Disclosure Letter collectively constitute all of the Approvals necessary to permit the Acquired Company to lawfully conduct and operate its business in the manner it currently conducts and operates such business and to permit the Acquired Company to own and use its assets in the manner in which it currently owns and uses such assets.

         3.15 LEGAL PROCEEDINGS; ORDERS

                  (a) Except as set forth in PART 3.15 of the Disclosure Letter, there is no pending Proceeding:

                         (i) that has been commenced by or against the Acquired
Company or that otherwise relates to any of the assets owned or used by the Acquired Company; or

                         (ii) to Seller's Knowledge, that challenges, or that
may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

To Seller's Knowledge: (1) no such Proceeding has been Threatened and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. Seller has delivered to Buyer copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in PART 3.15 of the Disclosure Letter. The Proceedings listed in PART 3.15 of the Disclosure Letter will not have a material adverse effect on the business, operations, assets, condition, or prospects of the Acquired Company.

                  (b) Except as set forth in PART 3.15 of the Disclosure Letter:

                         (i) to Seller's Knowledge, there is no Order to which
the Acquired Company, or any of the assets owned or used by the Acquired Company, is subject;

                         (ii) Seller is not subject to any Order that relates to
the business of, or any of the assets owned or used by, the Acquired Company;
and

                         (iii) to Seller's Knowledge, no officer, director,
agent, or employee of the Acquired Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of the Acquired Company.

                  (c) Except as set forth in PART 3.15 of the Disclosure Letter:

                         (i) the Acquired Company is, and at all times since
March 9, 1998 has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject; and

                         (ii) the Acquired Company has not received, at any time
since March 9, 1998, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which the Acquired Company, or any of the assets owned or used by the Acquired Company, is or has been subject.

         3.16 ABSENCE OF CERTAIN CHANGES AND EVENTS

         Except as set forth in PART 3.16 of the Disclosure Letter, since the date of the Interim Balance Sheet, and except as expressly contemplated or permitted by this Agreement, the Acquired Company has conducted its business only in the Ordinary Course of Business and there has not been any:

                  (a) grant of any registration rights in respect of the Common Stock; purchase, redemption, retirement, or other acquisition by the Acquired Company of any shares of the Common Stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of the Common Stock;

                  (b) amendment to the Organizational Documents of the Acquired Company;

                  (c) payment or increase by the Acquired Company of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

                  (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Acquired Company (including any Company Plans, as defined in Section 3.13);

                  (e) damage to or destruction or loss of any asset or property of the Acquired Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Acquired Company, taken as a whole;

                  (f) entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to the Acquired Company of at least $10,000;

                  (g) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of the Acquired Company or mortgage, pledge, or imposition of any lien or other Encumbrance on any material asset or property of the Acquired Company, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

                  (h) cancellation or waiver of any claims or rights with a value to the Acquired Company in excess of $10,000;

                  (i) material change in the accounting methods used by the Acquired Company; or

                  (j) agreement, whether oral or written, by the Acquired Company to do any of the foregoing.

         3.17 CONTRACTS; NO DEFAULTS

                  (a) PART 3.17(a) of the Disclosure Letter contains a complete and accurate list, and Seller has delivered to Buyer true and complete copies, of (the "MATERIAL CONTRACTS"):

                         (i) each Applicable Contract that involves performance
of services or delivery of goods or materials by the Acquired Company of an amount or value in excess of $25,000;

                         (ii) each Applicable Contract that involves performance
of services or delivery of goods or materials to the Acquired Company of an amount or value in excess of $25,000;

                         (iii) each Applicable Contract that involves
expenditures or receipts of the Acquired Company in excess of $25,000;

                         (iv) each collective bargaining agreement and other
Applicable Contract to or with any labor union or other employee representative of a group of employees;

                         (v) each joint venture, partnership, and other
Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Acquired Company with any other Person;

                         (vi) each Applicable Contract containing covenants that
in any way purport to restrict the business activity of the Acquired Company or any Affiliate of the Acquired Company or limit the freedom of the Acquired Company or any Affiliate of the Acquired Company to engage in any line of business or to compete with any Person;

                         (vii) each power of attorney that is currently
effective and outstanding;

                         (viii) each Applicable Contract entered into other than
in the Ordinary Course of Business that contains or provides for an express undertaking by the Acquired Company to be responsible for consequential damages;

                         (ix) each written warranty, guaranty, and or other
similar undertaking with respect to contractual performance extended by the Acquired Company other than in the Ordinary Course of Business; and

                         (x) each amendment, supplement, and modification
(whether oral or written) in respect of any of the foregoing.

Part 3.17(a) of the Disclosure Letter sets forth reasonably complete details concerning such Material Contracts, including the parties thereto.

                  (b) Except as set forth in PART 3.17(b) of the Disclosure
Letter:

                         (i) to Seller's Knowledge, each Material Contract is in
full force and effect and is valid and enforceable in accordance with its terms;

                         (ii) the Acquired Company is, and at all times since
March 9, 1998 has been, in compliance in all material respects with the applicable terms and requirements of each Material Contract under which the Acquired Company has or had any obligation or liability or by which the Acquired Company or
any of the assets owned or used by the Acquired Company is or was bound;

                         (iii) to Seller's Knowledge, each other Person that has
or had any obligation or liability under any Material Contract under which the Acquired Company has or had any rights is, and at all times since March 9, 1998 has been, in compliance in all material respects with the applicable terms and requirements of such Material Contract;

                         (iv) no event has occurred or circumstance exists that
(with or without notice or lapse of time) may materially contravene or conflict with, or result in a material violation or breach of, or give the Acquired Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Material Contract;

                         (v) the Acquired Company has not given to or received
from any other Person, at any time since March 9, 1998, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Material Contract; and

                         (vi) the Applicable Contracts have been entered into
without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

         3.18 INSURANCE

                  (a) Seller has delivered to Buyer:

                         (i) true and complete copies of all policies of
insurance to which the Acquired Company is a party or under which the Acquired Company, or any director of the Acquired Company, in his or her capacity as a director of the Acquired Company, is or has been covered at any time within the two years preceding the date of this Agreement;

                         (ii) true and complete copies of all pending
applications for policies of insurance; and

                         (iii) any statement by the auditor of the Acquired
Company's financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

                  (b) PART 3.18(b) of the Disclosure Letter describes:

                         (i) any self-insurance arrangement by or affecting the
Acquired Company, including any reserves established thereunder;

                         (ii) any contract or arrangement, other than a policy
of insurance, for the transfer or sharing of any risk by the Acquired Company;
and

                         (iii) all obligations of the Acquired Company to third
parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

                  (c) Except as set forth on PART 3.18(c) of the Disclosure
Letter:

                         (i) All policies to which the Acquired Company is a
party or that provide coverage to Seller, the Acquired Company, or any director or officer of the Acquired Company:

                              (A) are valid, outstanding, and enforceable;

                              (B) are issued by an insurer that is financially
sound and reputable;

                              (C) to Seller's Knowledge, taken together, provide
adequate insurance coverage for the assets and the operations of the Acquired Company for all risks to which the Acquired Company are normally exposed;

                              (D) to Seller's Knowledge, are sufficient for
compliance with all Legal Requirements and Contracts to which the Acquired Company is a party or by which any of them is bound;

                              (E) will continue in full force and effect
following the consummation of the Contemplated Transactions; and

                              (F) do not provide for any retrospective premium
adjustment or other experience-based liability on the part of the Acquired Company.

                         (ii) Neither Seller nor Acquired Company has received
(A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

                         (iii) The Acquired Company has paid all premiums due,
and has otherwise performed all of its obligations, under each policy to which the Acquired Company is a party or that provides coverage to the Acquired Company or director or officer thereof.

                         (iv) The Acquired Company has given notice to the
insurer of all claims that may be insured thereby.

         3.19 ENVIRONMENTAL MATTERS

         Except as set forth in PART 3.19 of the Disclosure Letter:

                  (a) The Acquired Company is, and at all times has been, in material compliance with, and has not been and is not in violation of or liable under, any Environmental

Law. Neither Seller nor the Acquired Company has any basis to expect, nor has either of them received, any alleged, actual or Threatened Order, citation, directive, inquiry, summons, warning, notice, or other communication from (i) any Governmental Body or private citizen acting in the public interest, (ii) the current or prior owner or operator of any Facilities, or (iii) any other Person or entity, that relates to Hazardous Activity, Hazardous Materials or to any alleged, actual or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, potential or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities, or with respect to any property (A) at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by the Acquired Company, (B) from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received, or (C) to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by the Acquired Company have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

                  (b) To Seller's Knowledge, there are no pending or Threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities.

                  (c) The Acquired Company has no Environmental, Health, and Safety Liabilities with respect to the Facilities or with respect to any other properties and assets (whether real, personal, or mixed) in which the Acquired Company has or had an interest.

                  (d) Except for household materials or products being used in negligible amounts according to their stated, lawful and ordinary purpose, there are no Hazardous Materials present on or in the Environment at the Facilities, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon. Neither Seller, the Acquired Company, nor to Seller's Knowledge, any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or assets (whether real, personal, or mixed) in which the Acquired Company has or had an interest except in full compliance with all applicable Environmental Laws.

                  (e) Except for household materials or products being used in negligible amounts according to their stated, lawful and ordinary purpose, there has been no Release or, to Seller's Knowledge, Threat of Release of any Hazardous Materials at or from the Facilities.

                  (f) Seller has delivered to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Seller or the Acquired Company pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by Seller, the Acquired Company, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

         3.20 EMPLOYEES

                  (a) PART 3.20 of the Disclosure Letter contains a complete and accurate list of the following information for each employee or director of the Acquired Company, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable and any change in compensation since January 1, 2000; vacation accrued; and service credited for purposes of vesting and eligibility to participate under the Acquired Company's pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other employee pension benefit plan or employee welfare benefit plan, or any other employee benefit or director plan (including any Company Plan, as defined in Section 3.13).

                  (b) No employee or director of the Acquired Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person ("PROPRIETARY RIGHTS AGREEMENT") that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of the Acquired Company, or (ii) the ability of the Acquired Company to conduct its business, including any Proprietary Rights Agreement with Seller or the Acquired Company by any such employee or director. To Seller's Knowledge, no officer or other key employee of the Acquired Company intends to terminate his employment with the Acquired Company.

                  (c) PART 3.20 of the Disclosure Letter also contains a complete and accurate list of the following information for each retired employee or director of the Acquired Company, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

         3.21 LABOR RELATIONS; COMPLIANCE

         Except as set forth in PART 3.21 of the Disclosure Letter, the Acquired Company has not been or is a party to any collective bargaining or other labor Contract since March 9, 1998. Since March 9, 1998, there has not been, there is not presently pending or existing, and there is not Threatened: (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding or Order against or affecting the Acquired Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting the Acquired Company or its premises, or (c) any application for certification of a collective bargaining agent. To Seller's Knowledge, no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by the Acquired Company, and no such action is contemplated by the Acquired Company. The Acquired Company has complied in all material respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. The Acquired Company is not liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

         3.22 INTELLECTUAL PROPERTY

                  (a) INTELLECTUAL PROPERTY ASSETS -- The term "INTELLECTUAL PROPERTY ASSETs" includes:

                         (i) the names "MULTNOMAH KENNEL CLUB", "MULTNOMAH
GREYHOUND PARK", "ABIQUOR", BRINDLES" AND "BEST BET", all other fictional business names, trading names, registered and unregistered trademarks, service marks, and applications currently used by the Acquired Company (collectively, "MARKS");

                         (ii) the internet domain names
"multnomahgreyhoundpark.com" and "ez2winmgp.com";

                         (iii) all patents, patent applications, and inventions
and discoveries that may be patentable;

                         (iv) all copyrights in both published works and
unpublished works; and

                         (v) all know-how, trade secrets, confidential
information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "TRADE SECRETS");

owned, used, or licensed by the Acquired Company as licensee or licensor.

                  (b) KNOW-HOW NECESSARY FOR THE BUSINESS -- The Intellectual Property Assets are all those necessary for the operation of the Acquired Company's business as it is currently conducted. The Acquired Company is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, has the right to use without payment to a third party all of the Intellectual Property Assets, and on the Closing Date will own such Intellectual Property Assets free and clear of all Encumbrances and other adverse claims.

                  (c) TRADEMARKS

                         (i) PART 3.22(c) of Disclosure Letter contains a
complete and accurate list and summary description of all Marks, including any registrations of such Marks. The Acquired Company is the owner of all right, title, and interest in and to each of the Marks, and on the Closing Date will own such Marks free and clear of all Encumbrances and other adverse claims.

                         (ii) All Marks that have been registered with the
United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

                         (iii) No Mark has been or is now involved in any
opposition, invalidation, or cancellation and, to Seller's Knowledge, no such action is Threatened with the respect to any of the Marks.

                         (iv) To Seller's Knowledge, there is no potentially
interfering trademark or trademark application of any third party.

                         (v) No Mark is infringed or, to Seller's Knowledge, has
been challenged or threatened in any way. None of the Marks used by the Acquired Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

                         (vi) All products and materials containing a Mark bear
the proper federal registration notice where permitted by law.

         3.23 CERTAIN PAYMENTS

         Since March 9, 1998, neither the Acquired Company nor any director, officer, agent, or employee of the Acquired Company, or to Seller's Knowledge any other Person associated with or acting for or on behalf of the Acquired Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services
(i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Acquired Company or any Related Person of the Acquired Company, or (iv) in violation of any Legal Requirement, (b) established or maintained any fund or asset that has not been recorded in the books and records of the Acquired Company.

         3.24 DISCLOSURE

                  (a) No representation or warranty of Seller in this Agreement and no statement in the Disclosure Letter omits or will omit to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

                  (b) No notice or supplement to the Disclosure Letter given pursuant to Section 5.5 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

                  (c) There is no fact known to Seller that has specific application to the Acquired Company (other than general economic or industry conditions) and that materially adversely affects or, as far as Seller can reasonably foresee, materially threatens, the assets, business, prospects, financial condition, or results of operations of the Acquired Company that has not been or will not be set forth in this Agreement or the Disclosure Letter.

         3.25 RELATIONSHIPS WITH RELATED PERSONS

         Except as set forth in PART 3.25 of the Disclosure Letter, neither Seller nor any Related Person of Seller or of the Acquired Company has or has had any interest in any property (whether real, personal, or mixed and whether tangible or intangible) used in or pertaining to the Acquired Company's business. Except as set forth in PART 3.25 of the Disclosure Letter, neither Seller nor any Related Person of Seller or of the Acquired Company is, or has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with the Acquired Company, or
(ii) engaged in competition with the Acquired Company with respect to any line of the products or services of the Acquired Company in any market presently served by the Acquired Company. Except as set forth in PART 3.25 of the Disclosure Letter, neither Seller nor any Related Person of Seller or of the Acquired Company is a party to any Contract with, or has any claim or right against, the Acquired Company.

         3.26 SUBCHAPTER S ELECTION

                  (a) Continuously since its incorporation, the Acquired Company has had in effect, and the Acquired Company will have in effect up to and including the day before the Closing Date, a valid Subchapter S Election, and neither Seller nor the Acquired Company has taken any action or failed to take any action that would result in the termination, revocation or disqualification of the Acquired Company's Subchapter S Election (other than due to the Contemplated Transactions and the automatic termination of the Acquired Company's Subchapter S Election resulting therefrom).

                  (b) No debt instrument of the Acquired Company will be recharacterized as a second class of stock. No debt obligation (i) will constitute equity or otherwise result in the holder being treated as the owner of stock under the general principles of federal tax law and (ii) was created with a principal purpose to contravene the requirement that all outstanding shares of stock have identical rights to distributions and liquidation proceeds or contravene the limitation on eligible shareholders.

                  (c) The Acquired Company has only one class of equity outstanding (within the meaning of Section 1361(b)(1)(D) of the IRC) and all outstanding shares of stock have identical rights to distributions and liquidation proceeds.

                  (d) The Acquired Company has not, in the past 10 taxable years, (1) acquired assets from another corporation in a transaction in which the Acquired Company's Tax basis for the acquired assets was determined, in whole or in part, by reference to the Tax basis of the acquired assets (or any other property) in the hands of the transferor or (2) acquired the stock of any corporation which is a qualified subchapter S subsidiary.

         3.27 INVESTMENT INTENT OF SELLER

                  (a) Seller represents and warrants to Buyer that he is acquiring the Buyer Shares for his own account, for investment purposes only, and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act, except as permitted under the Securities Act and applicable state securities laws pursuant to registration or an exemption therefrom and except that Seller may pledge the Buyer Shares to a bona fide pledgee in order to secure indebtedness for money borrowed by Seller in connection with his prior acquisition of the Acquired Company; PROVIDED that such pledgee (i) is a "bank" as defined in Section 3(a)(2) of the Securities Act or a savings and loan association or other institution described in Section 3(a)(5)(A) of the Securities Act and (ii) agrees not to dispose of the Buyer Shares except as permitted under the Securities Act and applicable state securities laws pursuant to registration or an exemption therefrom.

                  (b) Seller understands that: (i) the Buyer Shares have not been registered under the Securities Act or any state securities laws and are being offered and sold in reliance on an exemption from the registration requirements of the Securities Act; (ii) Buyer is issuing the Buyer Shares in reliance upon, among other things, the representations and warranties of Seller contained in this Section 3.27 in concluding that such issuance is exempt from registration under Section 4(2) of the Securities Act and comparable exemptions from qualification under state securities laws; (iii) the Buyer Shares may not be transferred or resold except as permitted under the Securities Act and applicable state securities laws pursuant to registration or an exemption therefrom; (iv) the certificate evidencing the Buyer Shares will bear a legend to the effect that they have not been registered under the Securities Act and may be transferred or resold only in compliance with the Securities Act and applicable state securities laws.

                  (c) Seller is an "accredited investor" (as such term is defined in Rule 501 of Regulation D of the Securities Act). Seller can afford to bear the economic risk of holding the unregistered Buyer Shares for an indefinite period of time and can afford to suffer the complete loss of Seller's investment in the Buyer Shares. Seller's knowledge and experience in financial and business matters is such that Seller is capable of evaluating the risk of the investment in the Buyer Shares, and Seller acknowledges that he has had access to such financial and other information, and has been afforded the opportunity to ask such questions of representatives of Buyer (and receive answers thereto), as Seller has deemed necessary in connection with his decision to acquire and hold the Buyer Shares, and that no representations or warranties, express or implied, are being made by Buyer with respect to Buyer or the Buyer Shares, other than those expressly set forth herein. In evaluating the merits and risks of an investment in Buyer Shares, Seller has and will rely upon the advice of his own legal counsel, tax advisors and/or investment advisors.

         3.28 BROKERS OR FINDERS

         Seller and its Representatives have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

4.       REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller as follows:

4.1      ORGANIZATION AND GOOD STANDING

         Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as it is now being conducted, to own and use the properties and assets that it purports to own or use and to perform all of its obligations under this Agreement.

4.2      AUTHORITY; NO CONFLICT

                  (a) This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforceability may be limited by the application of bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally or judicial limits on the right of specific performance. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution, delivery and performance by Buyer of its obligations under this Agreement and all other agreements contemplated hereby have been duly and validly authorized by all necessary corporate action and will not result in any breach or violation of the Certificate of Incorporation, Bylaws, resolutions adopted by the board of directors or the stockholders of Buyer or material agreements by which Buyer is subject or bound.

                  (b) Except as set forth in PART 4.2(b) of the Buyer Disclosure Letter, neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person or Governmental Body the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

                         (i) any provision of Buyer's Organizational Documents;

                         (ii) any resolution adopted by the board of directors
or the stockholders of Buyer;

                         (iii) any Legal Requirement to which Buyer may be
subject; or

                         (iv) any Contract to which Buyer is a party or by which
Buyer may be bound.

4.3      CAPITALIZATION

                  (a) The authorized capital stock of Buyer consists of 310,000,000 shares of Class A Subordinate Voting Stock, par value $0.01 per share ("BUYER CLASS A STOCK"), and 90,000,000 shares of Class B Stock, par value $0.01 per share ("BUYER CLASS B STOCK"). As of April 30, 2001, 17,975,341 shares of Buyer Class A Stock and 58,466,056 shares of Buyer Class B Stock were issued and outstanding. None of the outstanding equity securities of Buyer were issued in violation of the Securities Act or any other Legal Requirement. Except as disclosed on PART 4.3 of the Buyer Disclosure Letter or in the Buyer SEC Documents, there are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of Buyer or obligating Buyer to issue or sell any shares of capital stock of, or any other interest in, Buyer.

                  (b) At the Closing, the Buyer Shares will be duly authorized and validly issued and fully paid and nonassessable. Upon Buyer's delivery to Seller of one or more certificates representing the Buyer Shares at Closing, and upon Seller's delivery to Buyer of the consideration therefor as contemplated by this Agreement, Seller will acquire the Buyer Shares free and clear of all liens, claims and Encumbrances of any kind, other than (i) transfer restrictions or requirements under this Agreement and applicable securities laws and (ii) any liens, claims and Encumbrances created or allowed to exist by Seller. Buyer's execution, delivery and performance of this Agreement will not result in the creation or imposition of any lien, charge, or encumbrance on, or security interest in, any of the Buyer Shares or Buyer's property.

4.4      FINANCIAL STATEMENTS

         Buyer has made available to Seller each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act) and other filing filed with the SEC by Buyer since January 1, 2000 (collectively, the "BUYER SEC DOCUMENTS"). As of their respective filing dates, the Buyer SEC Documents complied in all material respects with the requirements of the Securities Act. None of the Buyer SEC Documents contained any material misstatement, or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except in each case to the extent corrected by a subsequently filed Buyer SEC Document. Except as set forth in PART 4.4 of the Buyer Disclosure Letter, the financial statements of Buyer, including the related notes, included in the Buyer SEC Documents (the "BUYER FINANCIAL STATEMENTS") were complete and correct in all material respects as of their respective dates, and complied as to form in all material respects with applicable accounting requirements and with the published applicable SEC rules and regulations as of their respective dates.

4.5      NO MATERIAL ADVERSE CHANGE

         Except as disclosed on PART 4.5 of the Buyer Disclosure Letter, since March 31, 2001, there has not been any material adverse change in the business, operations, properties, assets or condition of Buyer and its Subsidiaries, and no event has occurred or circumstance exists that may result in such a material adverse change, excluding any changes which are attributable to (a) circumstances, conditions or events generally affecting the industries in which Buyer and its Subsidiaries operate; (b) the development, operation, acquisition or disposition of horseracing and any other businesses, consistent with past practices of Buyer and its Subsidiaries; or (c) the potential or actual acquisition, disposition, development or operation of New York City Off-Track Betting Corporation.

4.6      CERTAIN PROCEEDINGS

         There is no pending Proceeding that has been commenced against Buyer or its properties, assets, operations or business interests and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyer's Knowledge, no such Proceeding has been Threatened.

4.7      INVESTMENT INTENT OF BUYER

                  (a) Buyer represents and warrants to Seller that it is acquiring the Shares for its own account, for investment purposes only, and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act, except as permitted under the Securities Act and applicable state securities laws pursuant to registration or an exemption therefrom. Buyer understands that: (i) the Shares have not been registered under the Securities Act or any state securities laws and are being offered and sold in reliance on an exemption from the registration requirements of the Securities Act; (ii) Seller is selling the Shares in reliance upon, among other things, the representations and warranties of Buyer contained in this Section 4.7 in concluding that such sale is exempt from registration under the Securities Act and applicable state securities laws; (iii) the Shares may not be transferred or resold except as permitted under the Securities Act and applicable state securities laws pursuant to registration or an exemption therefrom; (iv) the certificate evidencing the Shares bears a legend to the effect that they have not been registered under the Securities Act and may be transferred or resold only in compliance with the Securities Act and applicable state securities laws.

                  (b) Buyer is an "accredited investor" (as such term is defined in Rule 501 of Regulation D of the Securities Act). Buyer can afford to bear the economic risk of holding the unregistered Shares for an indefinite period of time and can afford to suffer the complete loss of Buyer's investment in the Shares. Buyer's knowledge and experience in financial and business matters is such that Buyer is capable of evaluating the risk of the investment in the Shares, and Buyer acknowledges that it has had access to such financial and other information, and has been afforded the opportunity to ask such questions of Seller and representatives of the Acquired Company (and receive answers thereto), as Buyer has deemed necessary in connection with its decision to acquire and hold the Shares, and that no representations or warranties, express or implied, are being made by Seller with respect to Seller or the Shares, other than those expressly set forth herein. In evaluating the merits and risks of an investment in the Shares, Buyer has and will rely upon the advice of its own legal counsel, tax advisors and/or investment advisors.

4.8      BROKERS OR FINDERS

         Buyer and its Representatives have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

4.9      COMPLIANCE WITH LEGAL REQUIREMENTS

         Except as disclosed on PART 4.9 of the Buyer Disclosure Letter, Buyer is in compliance in all material respects with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets, except for violations and failures to comply that would not, individually or in the aggregate, have a material adverse effect on the business, operations, assets, condition, or prospects of Buyer. No event has occurred or circumstance exists that may (with or without notice or lapse of time) constitute or result in a violation by Buyer of, or a failure on the part of Buyer to comply with, any Legal Requirement.

4.10     CONTRACTS; NO DEFAULT

         Buyer is in compliance in all material respects with the applicable terms and requirements of each material Contract under which it has or had any obligation or liability or by which it or any of the assets owned or used by it is or was bound.

4.11     DISCLOSURE

                  (a) No representation or warranty of Buyer in this Agreement and no statement in the Buyer Disclosure Letter omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

                  (b) No notice or supplement to the Buyer Disclosure Letter given pursuant to Section 6.3 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

                  (c) There is no fact known to Buyer that has specific application to Buyer (other than general economic or industry conditions) and that materially adversely affects or currently materially threatens, the assets, business, prospects, financial condition, or results of operations of Buyer that has not been set forth in this Agreement or the Buyer Disclosure Letter.

5.       COVENANTS OF SELLER

         5.1      ACCESS AND INVESTIGATION

                  Between the date of this Agreement and the Closing Date, Seller will, and will cause the Acquired Company and its Representatives to: (a) afford Buyer and its Representatives and prospective lenders and their Representatives (collectively, "BUYER'S ADVISORS") full and free access during normal business hours to the Acquired Company's personnel, properties (including subsurface testing), contracts, books and records, and other documents and data,
(b) furnish Buyer and Buyer's Advisors with copies of all such contracts, books and records, and other existing documents and data as Buyer may reasonably request, and (c) furnish Buyer and Buyer's Advisors with such additional financial, operating, and other data and information as Buyer may reasonably request. Buyer shall provide Seller with copies of the results from any test performed on Seller's or the Acquired Company's property.

         5.2      OPERATION OF THE BUSINESSES OF THE ACQUIRED COMPANY

                  Between the date of this Agreement and the Closing Date, Seller will, and will cause the Acquired Company to:

                      (a) conduct the business of the Acquired Company only in the Ordinary Course of Business;

                      (b) use its commercially reasonable best efforts to preserve intact the current business organization of the Acquired Company, keep available the services of the current officers, employees, and agents of the Acquired Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with the Acquired Company;

                      (c) confer with Buyer concerning operational matters of a material nature;

                      (d) otherwise report periodically to Buyer concerning the status of the business, operations, and finances of the Acquired Company; and

                      (e) refrain from entering into any extension or amendment of any Material Contract without the prior written consent of Buyer, which consent shall not be unreasonably withheld.

         5.3      NEGATIVE COVENANT

                  Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, Seller will not, and will cause the Acquired Company not to, without the prior written consent of Buyer, take any affirmative action, or fail to take any reasonable action within his or its control, as a result of which any of the changes or events listed in
Section 3.16 is likely to occur.

         5.4      REQUIRED APPROVALS

                  As promptly as practicable after the date of this Agreement, Seller will, and will cause the Acquired Company to, use best efforts to assist Buyer, at Buyer's sole cost and expense, in making all filings required by Legal Requirements to be made in order to consummate the Contemplated Transactions and to permit Buyer to operate the business of the Acquired Company in such manner as conducted by Seller and as contemplated by Buyer (including all filings with the Commission); PROVIDED that any and all such filings shall be made effective only as of the Closing. Between the date of this Agreement and the Closing Date, Seller will, and will cause the Acquired Company to: (a) cooperate with Buyer with respect to all filings that Buyer elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions, and (b) cooperate with Buyer in obtaining all Approvals identified in Section 4.2 (including taking all actions requested by Buyer to obtain the approval of the Commission with respect to the Contemplated Transactions).

         5.5      NOTIFICATION

                  Between the date of this Agreement and the Closing Date, Seller will promptly notify Buyer in writing if Seller or the Acquired Company becomes aware of any fact or condition that causes or constitutes a breach of any of Seller's representations and warranties as of the date of this Agreement, or if Seller or the Acquired Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition occurring or discovered after delivery of the Disclosure Letter require any change in the Disclosure Letter if the Disclosure Letter were dated the date of the occurrence or discovery of any such fact or condition, Seller will promptly deliver to Buyer a supplement to the Disclosure Letter specifying such change. During the same period, Seller will promptly notify Buyer of the occurrence of any breach of any covenant of Seller in this Section 5 or of the occurrence of any event that may make the satisfaction of the conditions in
Section 7 impossible or unlikely.

         5.6      PAYMENT OF INDEBTEDNESS

                  (a) Except as expressly provided in this Agreement, Seller will cause all indebtedness owed to the Acquired Company by Seller or any Related Person of Seller to be paid in full prior to Closing.

                  (b) Prior to the Closing, Seller will cause the Acquired Company to pay in full all Long-Term Liabilities of the Acquired Company that are outstanding as of the Closing Date, including all Long-Term Liabilities identified on the Balance Sheets and the Interim Balance Sheet; PROVIDED that
(i) all indebtedness of Seller to the Acquisition Lenders will be paid in full by Seller contemporaneously with the Closing and (ii) indebtedness of the Acquired Company to Seller in the amount of $3,663,954 will be cancelled prior to the Closing, and 159 shares of Common Stock will be issued to Seller in lieu thereof, all of which shall be considered Shares for all purposes hereof.

         5.7      NO NEGOTIATION

                  Until such time, if any, as this Agreement is terminated pursuant to Section 9, Seller will not, and will cause the Acquired Company and its Representatives not to, directly or indirectly solicit, initiate, encourage, or in any way participate in any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Buyer) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of the Acquired Company, or any of the Common Stock or other securities of the Acquired Company, or any merger, consolidation, business combination, or similar transaction involving the Acquired Company.

         5.8      BEST EFFORTS

         Between the date of this Agreement and the Closing Date, Seller will use its commercially reasonable best efforts to cause the conditions in Sections 7 and 8 to be satisfied.

         5.9      TRANSFER RESTRICTION

                  Except as otherwise set forth in Section 3.27(a) hereof, Seller covenants and agrees that, for the 120-day period from and after the Closing Date, it will not: (i) sell, assign, transfer, pledge, mortgage, convey or otherwise dispose of or encumber (each, a "TRANSFER") any of the Buyer Shares or any interest therein or (ii) agree to so Transfer any of the Buyer Shares or any interest therein. All Transfers or purported Transfers of the Buyer Shares in violation of the terms of this Agreement shall be void and of no effect, and Buyer shall not be required to enter any such Transfer on its books or otherwise register such Transfer. The certificates evidencing the Buyer Shares shall bear an appropriate legend referring to this Agreement and the foregoing restrictions on Transfer.

         5.10     NON-COMPETITION

                  (a) As an inducement for Buyer to enter into this Agreement, Seller agrees that for a period commencing on the Closing Date and ending on the seventh anniversary thereof (the "NON-COMPETITION PERIOD"), except with Buyer's prior written consent, Seller shall not, directly or indirectly, engage or invest in, finance, manage, operate, assist, control or join, or participate in the engagement or investment in, or finance, management, operation, assistance or control of, any business or activity in any part of the Territory (as hereinafter defined) which, directly or indirectly, Competes (as hereinafter defined) with the Acquired Company. For purposes of this Section 5.10, a business or organization shall be deemed to "COMPETE" with the Acquired Company if such business or organization (i) owns or operates a dog or horse racing track; (ii) conducts gambling or gaming operations (such as owning or operating a casino or slot machines); and/or (iii) conducts pari-mutuel dog or horse racing wagering operations, whether at a racetrack (including both wagering on live races and on simulcast races), an off-track betting facility, or through any other means. For purposes of this Section 5.10, the term "TERRITORY" means an area comprising the states of Oregon and Washington and the province of British Columbia.

                  (b) Nothing contained in this Section 5.10 shall prevent Seller from owning, directly or indirectly, (i) up to 5% of the securities of any Person which Competes with the Acquired Company, so long as such securities are registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 or (ii) the off-track betting facility currently owned and operated by Seller in downtown Portland, Oregon.

                  (c) Seller and Buyer agree that the time, scope, geographic area and other provisions of this Section 5.10 have been specifically negotiated by sophisticated commercial parties with the benefit of legal counsel and agree that (i) all such provisions are reasonable under the circumstances of the Contemplated Transactions; (ii) all such provisions are given as an integral and essential part of the Contemplated Transactions; and (iii) but for the covenants of Seller contained in this Section 5.10, Buyer would not have entered into or consummated the Contemplated Transactions.

                  (d) Seller and Buyer agree that any breach of the provisions of this Section 5.10 by Seller will result in irreparable injury to Buyer, that the remedy at law alone will be an inadequate remedy for such breach and that, in addition to any other remedy it may have, Buyer shall be entitled to enforce the specific performance of this Section 5.10 by Seller through both temporary and permanent injunctive relief without the necessity of proving actual damages, but without limitation of Buyer's right to damages and any and all other remedies available to Buyer, such injunctive relief being in addition to, and not in lieu of, such other remedies.

                  (e) If a court of competent jurisdiction shall determine that any covenant contained in this Section 5.10 is unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the maximum period of time for which it may be enforceable and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action. The existence of any claim or cause of action that

Seller may have against Buyer or any of its Affiliates shall not constitute a defense or bar to the enforcement of any of the provisions of this Section 5.10.

         5.11     BEAVERTON BEST BET; GAMING SHARES

                  (a) As between Seller, Buyer, and the Acquired Company, Seller shall be and remain liable for, and shall pay, any and all costs and expenses of the Acquired Company relating to deferred maintenance or repair obligations (collectively, the "REPAIR LIABILITIES") at the premises leased to the Acquired Company pursuant to the lease agreement dated as of March 14, 1989 between Multnomah Kennel Club, Inc., predecessor in interest to the Acquired Company under such lease, and Grace Restaurant Company.

                  (b) Seller shall cause the Acquired Company to use commercially reasonable best efforts to sell effective at Closing all 11,000 shares of issued and outstanding capital stock of Gaming Insurance International Ltd. (formerly known as AGTOA Insurance Company Ltd.) held by the Acquired Company (together with any other shares issued in respect thereof, the "GAMING SHARES") and to accept any reasonable offer therefor. If Seller has used such efforts and has not caused the Acquired Company to sell the Gaming Shares effective at Closing, Buyer shall cause the Acquired Company to use commercially reasonable best efforts to sell all of the Gaming Shares after the Closing and to accept any reasonable offer therefor. If the Gaming Shares are sold for more than $295,179 (the "BOOK VALUE"), the sales proceeds shall be distributed as follows: (i) first, cash in an amount equal to the Book Value shall be retained by Buyer; (ii) second, any remainder shall be paid to Seller in an amount equal to, and as a reimbursement of, the aggregate amounts expended by Seller for Repair Liabilities; and (iii) third, any remainder shall be retained by Buyer. If the Gaming Shares can only be sold for less than the Book Value, all of the sales proceeds shall be paid to Buyer, and (A) Seller shall not be required to pay to Buyer the difference between the Book Value and the sales price of the Gaming Shares and (B) Buyer shall have no liability or obligation to reimburse Seller for amounts expended by Seller for Repair Liabilities, which shall be and remain at Seller's sole cost and expense.

6.       COVENANTS OF BUYER

         6.1      APPROVALS OF GOVERNMENTAL BODIES

         As promptly as practicable after the date of this Agreement, Buyer will, and will cause each of its Related Persons to, at Buyer's sole cost and expense, make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions and to permit Buyer to operate the business of the Acquired Company in such manner as conducted by Seller and as contemplated by Buyer (including all filings with the Commission). Between the date of this Agreement and the Closing Date, Buyer will, and will cause each Related Person to, cooperate with Seller with respect to all filings that Seller is required by Legal Requirements to make in connection with the Contemplated Transactions, and cooperate with Seller in obtaining all Approvals identified in
PART 3.2 of the Disclosure Letter; PROVIDED that Buyer shall not be required to dispose of, or suffer any material adverse change in, any portion of its business, operations, properties or assets in order to obtain any Approval.

         6.2      BEST EFFORTS

                  Except as set forth in the proviso to Section 6.1, between the date of this Agreement and the Closing Date, Buyer will use its commercially reasonable best efforts to cause the conditions in Sections 7 and 8 to be satisfied.

         6.3      NOTIFICATION

                  Between the date of this Agreement and the Closing Date, Buyer will promptly notify Seller in writing if Buyer becomes aware of any fact or condition that causes or constitutes a breach of any of Buyer's representations and warranties as of the date of this Agreement, or if Buyer becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition occurring or discovered after delivery of the Buyer Disclosure Letter require any change in the Buyer Disclosure Letter if the Buyer Disclosure Letter were dated the date of the occurrence or discovery of any such fact or condition, Buyer will promptly deliver to Seller a supplement to the Buyer Disclosure Letter specifying such change. During the same period, Buyer will promptly notify Seller of the occurrence of any breach of any covenant of Buyer in this Section 6 or of the occurrence of any event that may make the satisfaction of the conditions in
Section 8 impossible or unlikely.

7.       CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

         Buyer's obligation to purchase the Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived in writing by Buyer, in whole or in part):

         7.1      ACCURACY OF REPRESENTATIONS

                  Each of Seller's representations and warranties in this Agreement must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Disclosure Letter.

         7.2      SELLER'S PERFORMANCE

                  (a) Each of the covenants and obligations that Seller is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been duly performed and complied with in all material respects.

                  (b) Each document required to be delivered pursuant to Section 2.4(a) must have been delivered.

         7.3      CONSENTS

                  Each of the Approvals identified in PART 3.2 of the Disclosure Letter, and each Approval identified in Section 4.2 (and all other Approvals required for Buyer and Seller to consummate the Contemplated Transactions and required for Buyer to operate the business of the Acquired Company as contemplated by Buyer), must have been obtained and must be in full force and effect.

         7.4      ADDITIONAL DOCUMENTS

                  Each of the following documents must have been delivered to
Buyer:

                  (a) a lease agreement, dated the Closing Date, in the form attached hereto as Exhibit 7.4(a), duly executed by Seller (the "LEASE AGREEMENT");

                  (b) written resignations of all of the directors of the Acquired Company;

                  (c) the Registration Rights Agreement, duly executed by Seller;

                  (d) evidence in form and substance satisfactory to Buyer of the termination and release of the pledge of the Shares and the Gaming Shares to the Acquisition Lenders;

                  (e) all payoff and termination documentation relating to the Acquisition Lender Indebtedness, together with termination statements under the applicable Uniform Commercial Code and any and all other documents or instruments necessary or appropriate to release all Encumbrances securing the Acquisition Lender Indebtedness or other obligations of Seller or the Acquired Company thereunder, in each case in form and substance satisfactory to Buyer;

                  (f) evidence in form and substance satisfactory to Buyer of the termination of the existing lease agreement between Seller and the Acquired Company;

                  (g) an agreement in form and substance satisfactory to Buyer, duly executed by Seller in recordable form, prohibiting use of the Premises as a greyhound racing facility without the prior written consent of Buyer and its successors and assigns until the earliest to occur of the following:

                         (i) termination of the Lease Agreement due solely to
default by Buyer thereunder;

                         (ii) removal of the grandstand, kennels and related dog
racing improvements from the Premises; or

                         (iii) failure by Buyer during any calendar year to run
at least one day of live horse or dog racing in the State of Oregon; and

                  (h) such other documents as Buyer may reasonably request for the purpose of (i) evidencing the accuracy of any of Seller's representations and warranties, (ii) evidencing the performance by Seller of, or the compliance by Seller with, any covenant or obligation required to be performed or complied with by Seller, (iii) evidencing the satisfaction of any condition referred to in this Section 7, or (iv) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

         7.5      NO PROCEEDINGS

                  Since the date of this Agreement, there must not have been commenced or Threatened against Buyer, or against any Affiliate of Buyer, any Proceeding or Order (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

         7.6      NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS

                  There must not have been made or Threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, the Acquired Company, or
(b) is entitled to all or any portion of the Purchase Price payable for the Shares.

         7.7      NO PROHIBITION

                  Neither the consummation nor the performance of any of the Contemplated Transactions, nor operation of the business of the Acquired Company by Buyer as contemplated by Buyer, will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Buyer or any Affiliate of Buyer to suffer any material adverse consequence under, (a) any applicable Legal Requirement, or (b) any Legal Requirement that has been published, introduced, or otherwise formally proposed by or before any Governmental Body.

         7.8      APPROVALS

                  (a) Buyer's Board of Directors must have authorized the consummation and performance of the Contemplated Transactions.

                  (b) Buyer must have received written confirmation from the Commission or other controlling legal authority adequate to Buyer (i) stating that Buyer will have the continuing right to conduct live greyhound racing and to maintain simulcast rights at the Facilities or at alternate premises in compliance with current Oregon law and (ii) approving the Contemplated Transactions to the extent required by applicable Legal Requirements. Buyer acknowledges that under current Oregon law, a racetrack operator must run a live race meet in order to have simulcast rights at its racetrack facilities.

         7.9      PORTLAND MEADOWS LEASE, ETC.

                  Buyer or an Affiliate of Buyer shall have (a) consummated a lease of the real estate upon which the Portland Meadows racetrack is located, and such lease shall not have been terminated by either party by reason of the environmental condition of the property; (b) qualified for horserace simulcasting in the State of Oregon; and (c) obtained a thoroughbred racing license from the Commission.

         7.10     TITLE INSURANCE

                  Buyer shall have received an ALTA extended leasehold coverage title insurance policy, in form and substance satisfactory to Buyer, issued by a title insurance company selected by Buyer and insuring Buyer's leasehold interest in the Premises in an amount satisfactory to Buyer, subject only to such exceptions as are acceptable to Buyer and containing such endorsements as are requested by Buyer. Buyer shall bear all expenses incurred in connection with obtaining the title policy.

         7.11     NO INJUNCTION

                  There must not be in effect any Legal Requirement or any injunction that (a) prohibits the issuance of the Buyer Shares by Buyer to Seller and (b) has been adopted or issued, or has otherwise become effective, or of which Buyer has become aware, after the date of this Agreement.

8.       CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE

         Seller's obligation to sell the Shares and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived in writing by Seller, in whole or in part):

         8.1      ACCURACY OF REPRESENTATIONS

                  Each of Buyer's representations and warranties in this Agreement must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

         8.2      BUYER'S PERFORMANCE

                  (a) Each of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects.

                  (b) Buyer must have delivered each of the documents required to be delivered by, and made each of the payments required to be made by, Buyer pursuant to Section 2.4(b).

         8.3      ADDITIONAL DOCUMENTS

                  Buyer must have caused the following documents to be delivered to Seller:

                         (a) such other documents as Seller may reasonably
request for the purpose of (i) evidencing the accuracy of any representation or warranty of Buyer, (ii) evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer, (iii) evidencing the satisfaction of any condition referred to in this Section 8, or (iv) otherwise facilitating the consummation of any of the Contemplated Transactions; and

                         (b) the Registration Rights Agreement, duly executed by
Buyer.

         8.4      NO INJUNCTION

                  There must not be in effect any Legal Requirement or any injunction that (a) prohibits the sale of the Shares by Seller to Buyer, and (b) has been adopted or issued, or has otherwise become effective, or of which Seller has become aware, after the date of this Agreement.

         8.5      NO PROCEEDINGS

                  Since the date of this Agreement, there must not have been commenced or Threatened against Seller any Proceeding or Order (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

         8.6      NO CLAIM REGARDING BUYER SHARES

                  There must not have been made or Threatened by any Person any claim asserting that such Person is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, the Buyer Shares.

         8.7      NO PROHIBITION

                  Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Seller to suffer any material adverse consequence under, (a) any applicable Legal Requirement, or (b) any Legal Requirement that has been published, introduced, or otherwise formally proposed by or before any Governmental Body.


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

9.       TERMINATION

         9.1      TERMINATION EVENTS

                  This Agreement may be terminated upon notice:

                         (a) prior to the Closing, by either Buyer or Seller if
a material breach of any provision of this Agreement has been committed by the other party and such breach has not been waived;

                         (b) by Buyer, if any of the conditions in Section 7 has
not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date;

                         (c) by Seller, if any of the conditions in Section 8
has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Seller to comply with its obligations under this Agreement) and Seller has not waived such condition on or before the Closing Date;

                         (d) prior to the Closing, by mutual consent of Buyer
and Seller; or

                         (e) by either Buyer or Seller if the Closing has not
occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before December 31, 2001, or such later date as the parties may agree upon.

         9.2      EFFECT OF TERMINATION

                  (a) Except as otherwise set forth in Section 9.2(b), each party's right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Section 2.2(b) and the obligations in Sections 12.1 and 12.3 will survive; PROVIDED, HOWEVER, that, except as otherwise set forth in Section 9.2(b), if this Agreement is terminated by a party because of the breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

                  (b) Seller shall have no further right to pursue any legal or equitable remedies upon termination of this Agreement other than retention of the Deposit, if permitted pursuant to the terms hereof, and retention of the Deposit, if permitted pursuant to the terms hereof, shall serve as his exclusive remedy for termination hereunder. The parties acknowledge that the actual damages incurred by Seller as a result of termination, if any, would be difficult to determine and therefore agree that retention of the Deposit, if

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

permitted pursuant to the terms hereof, constitutes reasonable compensation in lieu of any such actual damages, shall be in the nature of liquidated damages, and shall not constitute a penalty.

10.      INDEMNIFICATION; REMEDIES

         10.1     SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE

         All representations, warranties, covenants, and obligations in this Agreement, the Disclosure Letter, any supplement to the Disclosure Letter, the Buyer Disclosure Letter, any supplement to the Buyer Disclosure Letter, the certificate delivered pursuant to Section 2.4(a)(ii), and any other certificate or document delivered pursuant to this Agreement will survive the Closing. Except as otherwise expressly set forth herein, the right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation.

         10.2     INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLER

                  Seller will indemnify and hold harmless Buyer, the Acquired Company, and their respective Representatives, stockholders, controlling persons, and Affiliates (collectively, the "INDEMNIFIED PERSONS") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "DAMAGES"), arising, directly or indirectly, from or in connection with:

                  (a) any breach of any representation or warranty made by Seller in this Agreement (after giving effect to any supplement to the Disclosure Letter), the Disclosure Letter, any supplement to the Disclosure Letter, or any other certificate or document delivered by Seller pursuant to this Agreement;

                  (b) any breach by Seller of any covenant or obligation of Seller in this Agreement, other than breaches of covenants to be performed or complied with by Seller on or prior to the Closing Date and of which Seller notifies Buyer pursuant to Section 5.5;

                  (c) any claim based upon, resulting from or arising out of (i) Taxes relating to a Pre-Closing Period, and (ii) any Straddle Period Tax Liability, but in each case only to the extent that the amount of any such claim or claims exceed the amount of the reserve (if any) for such Taxes (other than deferred taxes) reflected on the Balance Sheets or the Interim Balance Sheet;

                  (d) any Proceeding pending or Threatened prior to the Closing Date or relating to any action taken or omitted to be taken prior to the Closing Date, including without

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

limitation any employee claims and the Proceedings disclosed in PART 3.15 of the Disclosure Letter, whether or not apparently settled;

                  (e) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with Seller or the Acquired Company (or any Person acting on their behalf) in connection with any of the Contemplated Transactions; and

                  (f) any claim by any Person based upon, resulting from or arising out of any Repair Liabilities.

         Except as otherwise expressly set forth herein, the remedies provided in this Section 10.2 will not be exclusive of or limit any other remedies that may be available to Buyer or the other Indemnified Persons. As set forth in clauses (a) and (b) above, if the Contemplated Transactions are consummated, Buyer will be deemed to have waived its rights with respect to (a) any breach of any representation or warranty in this Agreement which is disclosed in a supplement to the Disclosure Letter or (b) any breach of any covenant which is to be performed or complied with by Seller on or prior to the Closing Date and of which Seller notifies Buyer pursuant to Section 5.5.

         10.3 INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLER -- ENVIRONMENTAL MATTERS

         In addition to the provisions of Section 10.2, Seller will indemnify and hold harmless Buyer, the Acquired Company, and the other Indemnified Persons for, and will pay to Buyer, the Acquired Company, and the other Indemnified Persons the amount of, any Damages (including Cleanup costs) arising, directly or indirectly, from or in connection with:

                  (a) any Environmental, Health, and Safety Liabilities arising out of or relating to: (i) (A) the ownership, operation, or condition at any time on or prior to the Closing Date of the Facilities or (B) any Hazardous Materials or other contaminants that were present on the Facilities at any time on or prior to the Closing Date; or (ii) (A) any Hazardous Materials or other contaminants that were, or were allegedly, generated, transported, stored, treated, Released, or otherwise handled by Seller or the Acquired Company at any time on or prior to the Closing Date, or (B) any Hazardous Activities that were, or were allegedly, conducted by Seller or the Acquired Company; or

                  (b) any bodily injury (including illness, disability, and death), personal injury, property damage (including trespass, nuisance, wrongful eviction, and deprivation of the use of real property), or other damage of or to any Person, including any employee or former employee of Seller or the Acquired Company, in any way arising from or allegedly arising from any Hazardous Activity conducted or allegedly conducted with respect to the Facilities or the operation of the Acquired Company prior to the Closing Date, or from Hazardous Material that was (i) present or suspected to be present on or before the Closing Date on or at the Facilities (or present or suspected to be present on any other property, if such Hazardous Material emanated or allegedly emanated from any of the Facilities and was present or suspected to be present on any of the Facilities on or prior to the Closing Date) or (ii) Released by Seller or the Acquired



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

Company or any other Person for whose conduct they are or may be held responsible, at any time on or prior to the Closing Date.

         Seller will be entitled to control any Cleanup, any related Proceeding, and, except as provided in the following sentence, any other Proceeding with respect to which indemnity may be sought under this Section 10.3. The procedure described in Section 10.8 will apply to any claim solely for monetary damages relating to a matter covered by this Section 10.3. A claim with respect to this
Section 10.3 may be made at any time on or before December 31, 2004.

         10.4     INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER

         Buyer will indemnify and hold harmless Seller and his Representatives, and will pay to Seller and his Representatives the amount of any Damages arising, directly or indirectly, from or in connection with (a) any breach of any representation or warranty made by Buyer in this Agreement (after giving effect to any supplement to the Buyer Disclosure Letter), the Buyer Disclosure Letter, any supplement to the Buyer Disclosure Letter, or any other certificate or document delivered by Buyer pursuant to this Agreement, (b) any breach by Buyer of any covenant or obligation of Buyer in this Agreement, other than breaches of covenants to be performed or complied with by Buyer on or prior to the Closing Date and of which Buyer notifies Seller pursuant to Section 6.3; or
(c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on its behalf) in connection with any of the Contemplated Transactions. As set forth in clauses
(a) and (b) above, if the Contemplated Transactions are consummated, Seller will be deemed to have waived its rights with respect to (a) any breach of any representation or warranty in this Agreement which is disclosed in a supplement to the Buyer Disclosure Letter or (b) any breach of any covenant which is to be performed or complied with by Buyer on or prior to the Closing Date and of which Buyer notifies Seller pursuant to Section 6.3.

         10.5     TIME LIMITATIONS

         If the Closing occurs, Seller will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with on or prior to the Closing Date, other than those in Sections 3.3, 3.4, 3.10, 3.13, and 3.19, unless, on or before June 30, 2003 Buyer notifies Seller of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer; a claim with respect to Section 3.4, 3.10, 3.13, or 3.19, or a claim for indemnification or reimbursement not based upon any representation or warranty or any covenant or obligation to be performed and complied with prior to the Closing Date, may be made at any time on or before December 31, 2004; a claim with respect to Section 3.3 may be made at any time without limitation. If the Closing occurs, Buyer will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, other than those in
Section 4.3, unless on or before June 30, 2003 Seller notifies Buyer of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Seller; a claim with respect to Section 4.3 may be made at any time without limitation.

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

         10.6     LIMITATIONS ON AMOUNT -- SELLER

                  (a) Seller will have no liability (for indemnification or otherwise) with respect to the matters described in clause (a) or, to the extent relating to any failure to perform or comply prior to the Closing Date, clause
(b) of Section 10.2 until the total of all Damages with respect to such matters exceeds $20,000 (and if the total of all Damages exceeds $20,000, then Seller will be liable for all Damages, including the first $20,000). However, this
Section 10.6 will not apply to any breach of any of Seller's representations and warranties of which Seller had knowledge at any time prior to the date on which such representation and warranty is made or any intentional breach by Seller of any covenant or obligation, and Seller will be liable for all Damages with respect to such breaches.

                  (b) Any amounts payable by Seller pursuant to Section 10.2(c) shall be adjusted as follows. The Indemnified Persons shall reimburse Seller an amount equal to the present value amount of the net reduction in any year in the liability for Taxes of the Indemnified Persons or any member of a consolidated or combined tax group of which the Indemnified Persons are, or were at any time, part, which reduction will be realized (either through the reduction of a Tax liability or the increase of a Tax loss or credit) with respect to any period after the Closing Date and which reduction would not have been realized but for the amounts paid (or any audit adjustment or deficiency with respect thereto, if applicable) in respect of a loss, or amounts paid by the Indemnified Party pursuant to this paragraph (a "NET TAX BENEFIT"). The present value amount of the Net Tax Benefit shall be determined by: (i) using a discount rate equal to the mid-term applicable federal rate in effect on the date by which the payment subject to the Net Tax Benefit adjustment is due, (ii) discounting back to the date by which the payment subject to the Net Tax Benefit adjustment is due and
(iii) using reasonable assumptions regarding the date (or dates) on which such Net Tax Benefit will be realized, which assumptions must be verified by the Auditor if requested by Seller. Buyer agrees to provide Seller or his Representative with assistance and such documents and records reasonably requested by them that are relevant to their ability to determine when a Net Tax Benefit will be realized, including but not limited to copies of Tax Returns, estimated tax payments, schedules, and related supporting documents.

         10.7     LIMITATIONS ON AMOUNT -- BUYER

         Buyer will have no liability (for indemnification or otherwise) with respect to the matters described in clause (a) or, to the extent relating to any failure to perform or comply prior to the Closing Date, clause (b) of Section
10.4 until the total of all Damages with respect to such matters exceeds $20,000 (and if the total of all Damages exceeds $20,000, then Buyer will be liable for all Damages, including the first $20,000). However, this Section 10.7 will not apply to any breach of any of Buyer's representations and warranties of which Buyer had knowledge at any time prior to the date on which such representation and warranty is made or any intentional breach by Buyer of any covenant or obligation, and Buyer will be liable for all Damages with respect to such breaches.

         10.8     PROCEDURE FOR INDEMNIFICATION -- THIRD PARTY CLAIMS

                  (a) Promptly after receipt by an indemnified party under
Section 10.2, 10.4, or (to the extent provided in the last paragraph of Section 10.3) Section 10.3 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnified party's failure to give such notice.

                  (b) If any Proceeding referred to in Section 10.8(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 10 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation.

                  (c) If the indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

                  (d) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its Affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

                  (e) The parties hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any indemnified party for purposes of any claim that an indemnified party may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on the indemnifying party with respect to such a claim anywhere in the world.

         10.9     PROCEDURE FOR INDEMNIFICATION -- OTHER CLAIMS

         A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

11.      POST-CLOSING COVENANTS OF BUYER AND SELLER

         11.1     SECTION 338(h)(10) ELECTION

                  (a) At Buyer's option, Seller will join Buyer in making an election under Section 338(h)(10) of the IRC (and any corresponding elections under state, local, or foreign tax law) (collectively a "SECTION 338(h)(10) ELECTION") with respect to the purchase and sale of the Shares. Seller and Buyer shall each provide to the other all necessary information to permit the Section 338(h)(10) Election to be made. Seller and Buyer shall, as promptly as practicable following the Closing Date, take all actions necessary and appropriate to effect and preserve a timely Section 338(h)(10) Election, including filing IRS Form 8023 and all such other forms, returns, elections, schedules, attachments, and other documents as may be required in connection with the Section 338(h)(10) Election (collectively, the "SECTION 338(h)(10) ELECTION TAX RETURNS"). No later than thirty (30) days prior to the last date on which the Section 338(h)(10) Election must be filed, Seller will prepare and deliver to Buyer a copy of all Section 338(h)(10) Election Tax Returns. Seller will file, or cause to be filed, all Section 338(h)(10) Election Tax Returns. Seller will pay any Tax attributable to the making of a Section 338(h)(10) Election.

                  (b) If the Section 338(h)(10) Election is made, Buyer and Seller agree that they will allocate the Purchase Price and the liabilities of the Acquired Company (plus other relevant items) to the assets of the Acquired Company and the non-competition provision set forth in Section 5.10 for all purposes (including Tax and financial accounting) in a manner consistent with the fair market values of such assets consistent with Treasury Regulation under Sections 338 and 1060 and comparable provisions under state, local and foreign law. Buyer, the Acquired Company and Seller will file all Tax Returns (including amended returns and claims for refund) and information reports in a manner consistent with such agreed upon values.

         11.2     TAX RETURNS; TAX LIABILITIES; ETC.

                  (a) Seller shall prepare and file, or cause to be prepared and filed, all Tax Returns of the Acquired Company and all IRS Forms K-1 (and analogous forms required by state law) required to be issued by the Acquired Company to Seller for Pre-Closing Periods, and

Buyer shall prepare and file, or cause to be prepared and filed, all Tax Returns of the Acquired Company for Post-Closing Periods and any taxable period of the Acquired Company that begins before the Closing Date and ends after the Closing Date (each, a "STRADDLE PERIOD"). Seller shall be liable for (i) all Taxes imposed on the Acquired Company with respect to Pre-Closing Periods and (ii) all Tax liabilities of the Acquired Company which are allocable to the pre-closing portion of a Straddle Period ("STRADDLE PERIOD TAX LIABILITIES"). Buyer shall be liable for all Taxes not allocated to Seller pursuant to the previous sentence. The parties shall allocate in good faith any Straddle Period Tax Liability. If any disagreement about such allocation cannot be resolved within ten days after one party asserts in writing that such disagreement cannot be resolved, the Auditor shall act as an arbitrator to resolve such disagreement. The Auditor's determination with respect to such Straddle Period Tax Liability shall be final and binding upon the parties, and any fees and expenses related to the engagement of Auditor shall be shared equally by Buyer and Seller.

                  (b) Any Tax refunds received by Buyer or the Acquired Company that relate to a Pre-Closing Period shall be paid over to Seller within ten (10) days after receipt thereof, and any Tax refunds received by Seller that relate to a Post-Closing Period shall be paid over to Buyer within ten (10) days after receipt thereof, except in each case to the extent such Tax refund is or will be accounted for in the Final Working Capital Statement. Any indemnity payable under this Section 11.2 shall be net of any Tax benefit enjoyed by Buyer, Seller or the Acquired Company, determined in a manner consistent with Section 10.6(b) hereof.

                  (c) Buyer shall not amend any Tax Return of the Acquired Company for which it is primarily responsible without Seller's prior written consent, which shall not be unreasonably withheld, if the same reasonably could be expected to affect Seller's liability for Tax in any Pre-Closing Period or portion thereof. Seller shall not amend any Tax Return of the Acquired Company for which it is primarily responsible without Buyer's prior written consent, which shall not be unreasonably withheld, if the same reasonably could be expected to affect Buyer's or the Acquired Company's liability for Tax in any Post-Closing Period or portion thereof.

                  (d) After the Closing Date, Seller and Buyer will cooperate fully, and will cause their respective affiliates to cooperate fully, and will provide assistance as may reasonably be requested, and cause their respective affiliates to provide assistance as may reasonably be requested, in connection with the preparation of any Tax Return, the conduct of any audit or the defense of any litigation or other proceeding with respect to any Tax liability of the Acquired Company for any period and shall retain, or shall cause to be retained, until the expiration of all applicable statutes of limitation, any records or information that may be relevant to any such Tax Return or audit.

                  (e) (i) Seller shall, at its own expense, control, manage and be solely responsible for any Tax Controversy pertaining to Tax Returns filed in, or exclusively relating to, any Pre-Closing Periods and shall have the exclusive right to settle or contest in his discretion any such Tax Controversy; PROVIDED, HOWEVER, that, if the same reasonably could be expected to affect the Acquired Company's liability for Tax in any Post-Closing Period or portion thereof (A) no settlement or disposition thereof shall be made without Buyer's prior written consent, which shall not be unreasonably withheld; and (B) Buyer shall have the right to attend and participate in, at its own expense, any such Tax Controversy controlled by Seller pursuant to this Section 11.2(e).

                         (ii) Buyer shall, at its own expense, control, manage
and be solely responsible for any Tax Controversy pertaining to Tax Returns filed in any Post-Closing Periods, other than those exclusively relating to any Pre-Closing Periods, and shall have the exclusive right to settle or contest in its discretion any such Tax Controversy; PROVIDED, HOWEVER, that, if the same reasonably could be expected to affect Seller's liability for Tax in any Pre-Closing Period or portion thereof (A) no settlement or disposition thereof shall be made without Seller's prior written consent, which shall not be unreasonably withheld; and (B) Seller shall have the right to attend and participate in, at its own expense, any such Tax Controversy controlled by Buyer pursuant to this Section 11.2(e).

                  (f) Buyer shall provide Seller, and Seller shall provide Buyer, with the right, at reasonable times and upon reasonable notice, to have access to, and to copy and use, any records or information which may be relevant for the taxable period for which Buyer or Seller, as the case may be, is charged with payment responsibility for Taxes under this Agreement or otherwise in connection with the preparation of any Tax Returns, the conduct of any audits, the defense of any litigation with respect to any Tax liability, the filing of any claim for a refund of Tax or allowance of any Tax credit, or any judicial or administrative proceedings relating to liability for Taxes.

                  (g) Seller and Buyer hereby agree that the amount of any payment made by either party hereto to another party hereto pursuant to this
Section 11.2 shall constitute an adjustment to the Purchase Price. Notwithstanding any provision in this Agreement to the contrary, the indemnification obligations in this Article XI, and the representations and warranties contained in Section 3.11, shall terminate at the close of business on the 60th day following the expiration of the applicable statute of limitations with respect to the Tax liabilities in question (giving effect to any waiver, mitigation or extension thereof).

12.      GENERAL PROVISIONS

         12.1     EXPENSES

         Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. Seller will pay for any and all out-of-pocket expenses incurred by the Acquired Company in connection with this Agreement, including any legal, accounting, broker and investment banker fees. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by the other party.

         12.2     PUBLIC ANNOUNCEMENTS

         Except pursuant to a Legal Requirement or with the prior written consent of the other party, neither Buyer nor Seller will, nor will allow its Representatives to, directly or indirectly make any public comment, statement or communication with respect to, or otherwise disclose or permit the disclosure of, the Contemplated Transactions or any of the terms, conditions or other aspects thereof; PROVIDED that, in any event, Buyer may issue a press release announcing the execution of this Agreement or the consummation of the Contemplated Transactions without the prior written consent of Seller. If a Legal Requirement requires such disclosure, the party under such requirement must first provide to the other party the content of the disclosure, the reasons that such disclosure is required, the time and place that the disclosure will be made, and an opportunity to comment upon the form of such proposed disclosure.

         12.3     CONFIDENTIALITY

         Between the date of this Agreement and the Closing Date, Buyer and Seller will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Buyer, Seller and the Acquired Company to maintain in confidence, any information furnished by another party or the Acquired Company in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any Approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with any Proceedings.

         If the Contemplated Transactions are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request. Whether or not the Closing takes place, Seller waives, and will upon Buyer's request cause the Acquired Company to waive, any cause of action, right, or claim arising out of the access of Buyer or its Representatives to any Trade Secrets or other confidential information of the Acquired Company except for the intentional competitive misuse by Buyer of such Trade Secrets or confidential information.

         12.4     NOTICES

         All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), PROVIDED that a copy is mailed by certified mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

                  Seller:    Arthur L. McFadden
                             500 NE Multnomah
                             Suite 200
                             Portland, Oregon 97232
                             Facsimile: 503/239-3886

                             WITH COPIES TO:

                             Allen, Sheridan & Kreitzberg, LLP
                             425 Columbia Park Building
                             1099 SW Columbia Street
                             Portland, Oregon 97201
                             Facsimile:   503/299-6663
                             Attention:   Donna C. Kreitzberg, PC

                             AND:

                             Schwabe, Williamson & Wyatt, P.C.
                             1211 S.W. Fifth Avenue
                             Suite 1800
                             Portland, Oregon 97204
                             Facsimile:   503/796-2900
                             Attention:   William E. Love, Esq.

                  Buyer:     Magna Entertainment Corp.
                             337 Magna Drive
                             Aurora, Ontario
                             Canada L4G 7K1
                             Facsimile:   905/726-7177
                             Attention:   Jim McAlpine

                             WITH COPIES TO:

                             O'Melveny & Myers LLP
                             400 South Hope Street
                             Los Angeles, California 90071-2899
                             Facsimile:   213/430-6407
                             Attention:   Frederick B. McLane, Esq.

                             Magna Entertainment Corp.
                             337 Magna Drive
                             Aurora, Ontario
                             Canada L4G 7K1
                             Facsimile:   905/726-7177
                             Attention:   Ed Hannah, General Counsel

         12.5     SERVICE OF PROCESS

         Process in any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be served on any party anywhere in the world.

         12.6     FURTHER ASSURANCES

         The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

         12.7     WAIVER

         The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

         12.8     ENTIRE AGREEMENT AND MODIFICATION

         This Agreement supersedes all prior agreements (whether written or oral) between the parties with respect to its subject matter (including the Letter of Intent between Buyer and Seller dated September 14, 2000, as amended) and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

         12.9     DISCLOSURE LETTER AND BUYER DISCLOSURE LETTER

                  (a) The disclosures in the Disclosure Letter and the Buyer Disclosure Letter, and those in any supplement thereto, must relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement.

                  (b) In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Letter or the Buyer Disclosure Letter (other than an exception expressly set forth as such in the Disclosure Letter or the Buyer Disclosure Letter, as applicable, with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

         12.10    ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS

         Neither party may assign any of its rights under this Agreement without the prior consent of the other party, except that Buyer may assign any of its rights under this Agreement to any Subsidiary of Buyer; PROVIDED that, notwithstanding any such assignment, Buyer shall remain liable for all of its obligations hereunder. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

         12.11    SEVERABILITY

         If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         12.12    SECTION HEADINGS, CONSTRUCTION

         The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

         12.13    TIME OF ESSENCE

         With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

         12.14    GOVERNING LAW

         This Agreement will be governed by the laws of the State of Oregon without regard to conflicts of laws principles.

         12.15    COUNTERPARTS

         This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

                  [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.




MAGNA ENTERTAINMENT CORP.


By:__________________________________

Name:________________________________

Title:_______________________________


By:__________________________________

Name:________________________________

Title:_______________________________



ARTHUR L. MCFADDEN



_____________________________________

                                TABLE OF CONTENTS

                                                                            PAGE
1.    DEFINITIONS.............................................................1

2.    SALE AND TRANSFER OF SHARES; CLOSING...................................10

      2.1      SHARES........................................................10

      2.2      PURCHASE PRICE................................................10

      2.3      CLOSING.......................................................11

      2.4      CLOSING OBLIGATIONS...........................................11

      2.5      POST-CLOSING ADJUSTMENT OF PURCHASE PRICE.....................12

3.    REPRESENTATIONS AND WARRANTIES OF SELLER...............................13

      3.1      ORGANIZATION AND GOOD STANDING................................13

      3.2      AUTHORITY; NO CONFLICT........................................13

      3.3      CAPITALIZATION................................................14

      3.4      FINANCIAL STATEMENTS..........................................15

      3.5      BOOKS AND RECORDS.............................................16

      3.6      TITLE TO PROPERTIES; ENCUMBRANCES.............................16

      3.7      CONDITION AND SUFFICIENCY OF ASSETS...........................17

      3.8      ACCOUNTS RECEIVABLE...........................................17

      3.9      INVENTORY.....................................................17

      3.10     NO UNDISCLOSED LIABILITIES....................................18

      3.11     TAXES.........................................................18

      3.12     NO MATERIAL ADVERSE CHANGE....................................19

      3.13     EMPLOYEE BENEFITS.............................................19

      3.14     COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL
               AUTHORIZATIONS................................................24

      3.15     LEGAL PROCEEDINGS; ORDERS.....................................25

      3.16     ABSENCE OF CERTAIN CHANGES AND EVENTS.........................26

      3.17     CONTRACTS; NO DEFAULTS........................................27

      3.18     INSURANCE.....................................................29

      3.19     ENVIRONMENTAL MATTERS.........................................30

      3.20     EMPLOYEES.....................................................31

      3.21     LABOR RELATIONS; COMPLIANCE...................................32

      3.22     INTELLECTUAL PROPERTY.........................................32

      3.23     CERTAIN PAYMENTS..............................................34

                                TABLE OF CONTENTS
                                   (CONTINUED)


                                                                            PAGE
      3.24     DISCLOSURE....................................................34

      3.25     RELATIONSHIPS WITH RELATED PERSONS............................34

      3.26     SUBCHAPTER S ELECTION.........................................34

      3.27     INVESTMENT INTENT OF SELLER...................................35

      3.28     BROKERS OR FINDERS............................................36

4.    REPRESENTATIONS AND WARRANTIES OF BUYER................................36

      4.1      ORGANIZATION AND GOOD STANDING................................36

      4.2      AUTHORITY; NO CONFLICT........................................36

      4.3      CAPITALIZATION................................................37

      4.4      FINANCIAL STATEMENTS..........................................37

      4.5      NO MATERIAL ADVERSE CHANGE....................................38

      4.6      CERTAIN PROCEEDINGS...........................................38

      4.7      INVESTMENT INTENT OF BUYER....................................38

      4.8      BROKERS OR FINDERS............................................39

      4.9      COMPLIANCE WITH LEGAL REQUIREMENTS............................39

      4.10     CONTRACTS; NO DEFAULT.........................................39

      4.11     DISCLOSURE....................................................39

5.    COVENANTS OF SELLER....................................................40

      5.1      ACCESS AND INVESTIGATION......................................40

      5.2      OPERATION OF THE BUSINESSES OF THE ACQUIRED COMPANY...........40

      5.3      NEGATIVE COVENANT.............................................41

      5.4      REQUIRED APPROVALS............................................41

      5.5      NOTIFICATION..................................................41

      5.6      PAYMENT OF INDEBTEDNESS.......................................41

      5.7      NO NEGOTIATION................................................42

      5.8      BEST EFFORTS..................................................42

      5.9      TRANSFER RESTRICTION..........................................42

      5.10     NON-COMPETITION...............................................42

      5.11     BEAVERTON BEST BET; GAMING SHARES.............................43

                                TABLE OF CONTENTS
                                   (CONTINUED)


                                                                            PAGE
6.    COVENANTS OF BUYER.....................................................44

      6.1      APPROVALS OF GOVERNMENTAL BODIES..............................44

      6.2      BEST EFFORTS..................................................44

      6.3      NOTIFICATION..................................................45

7.    CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE....................45

      7.1      ACCURACY OF REPRESENTATIONS...................................45

      7.2      SELLER'S PERFORMANCE..........................................45

      7.3      CONSENTS......................................................45

      7.4      ADDITIONAL DOCUMENTS..........................................46

      7.5      NO PROCEEDINGS................................................47

      7.6      NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS...........47

      7.7      NO PROHIBITION................................................47

      7.8      APPROVALS.....................................................47

      7.9      PORTLAND MEADOWS LEASE, ETC...................................47

      7.10     TITLE INSURANCE...............................................48

      7.11     NO INJUNCTION.................................................48

8.    CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE...................48

      8.1      ACCURACY OF REPRESENTATIONS...................................48

      8.2      BUYER'S PERFORMANCE...........................................48

      8.3      ADDITIONAL DOCUMENTS..........................................48

      8.4      NO INJUNCTION.................................................49

      8.5      NO PROCEEDINGS................................................49

      8.6      NO CLAIM REGARDING BUYER SHARES...............................49

      8.7      NO PROHIBITION................................................49

9.    TERMINATION............................................................49

      9.1      TERMINATION EVENTS............................................49

      9.2      EFFECT OF TERMINATION.........................................50

10.   INDEMNIFICATION; REMEDIES..............................................50

      10.1     SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE..50

                                TABLE OF CONTENTS
                                   (CONTINUED)


                                                                            PAGE

      10.2     INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLER..............51

      10.3     INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLER--
               ENVIRONMENTAL MATTERS.........................................52

      10.4     INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER...............53

      10.5     TIME LIMITATIONS..............................................53

      10.6     LIMITATIONS ON AMOUNT-- SELLER................................53

      10.7     LIMITATIONS ON AMOUNT-- BUYER.................................54

      10.8     PROCEDURE FOR INDEMNIFICATION-- THIRD PARTY CLAIMS............54

      10.9     PROCEDURE FOR INDEMNIFICATION-- OTHER CLAIMS..................56

11.   POST-CLOSING COVENANTS OF BUYER AND SELLER.............................56

      11.1     SECTION 338(h)(10) ELECTION...................................56

      11.2     TAX RETURNS; TAX LIABILITIES; ETC.............................56

12.   GENERAL PROVISIONS.....................................................58

      12.1     EXPENSES......................................................58

      12.2     PUBLIC ANNOUNCEMENTS..........................................58

      12.3     CONFIDENTIALITY...............................................59

      12.4     NOTICES.......................................................59

      12.5     SERVICE OF PROCESS............................................60

      12.6     FURTHER ASSURANCES............................................61

      12.7     WAIVER........................................................61

      12.8     ENTIRE AGREEMENT AND MODIFICATION.............................61

      12.9     DISCLOSURE LETTER AND BUYER DISCLOSURE LETTER.................61

      12.10    ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS............62

      12.11    SEVERABILITY..................................................62

      12.12    SECTION HEADINGS, CONSTRUCTION................................62

      12.13    TIME OF ESSENCE...............................................62

      12.14    GOVERNING LAW.................................................62

      12.15    COUNTERPARTS..................................................62

                                    EXHIBITS


Exhibit 7.4(a)         Form of Lease Agreement
Exhibit 7.4(c)         Form of Registration Rights Agreement

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--------------------------------------------------------------------------------




                            STOCK PURCHASE AGREEMENT

                            Dated as of June 27, 2001


                                 By and Between


                               ARTHUR L. MCFADDEN,
                                 an individual,


                                       and


                           MAGNA ENTERTAINMENT CORP.,
                             a Delaware corporation


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